                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               Ryder System, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

RYDER SYSTEM, INC.
3600 N.W. 82nd Avenue
Miami, Florida 33166                                                (RYDER LOGO)

TO THE SHAREHOLDERS OF RYDER SYSTEM, INC.:

You are cordially invited to attend the Annual Meeting of Shareholders on Friday, May 5, 2000, at 11:00 A.M., at the Hilton Miami Airport and Towers, located in Miami, Florida.

The proposals to be acted upon at the Meeting include the election of directors, the ratification of an amendment to the Ryder System, Inc. 1995 Stock Incentive Plan and the ratification of the appointment of KPMG as independent auditors for 2000. The Company supports these proposals and recommends a vote in favor of them. In addition, the Company has received two Shareholder proposals, one concerning the annual election of all directors and a second proposal entitled "Maximize Value Resolution." The Board of Directors believes that neither of these Shareholder proposals is in the best interest of the Company and its Shareholders and unanimously recommends a vote AGAINST both Shareholder proposals.

It is important that your shares be represented at the Meeting. Accordingly, even if you plan to attend the Meeting, please sign, date and promptly mail the enclosed proxy card in the postage-prepaid envelope.

On behalf of the Board of Directors, thank you for your cooperation and continued support.

Sincerely,

/s/ M. ANTHONY BURNS

M. Anthony Burns
Chairman and
Chief Executive Officer

March 24, 2000

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

MAY 5, 2000

The Annual Meeting of Shareholders of Ryder System, Inc. will be held at the Hilton Miami Airport and Towers, 5101 Blue Lagoon Drive, Miami, Florida, on Friday, May 5, 2000, at 11:00 A.M., for the following purposes:

     (1) To elect four directors;

     (2) To ratify an amendment to the Ryder System, Inc. 1995 Stock Incentive Plan;

     (3) To ratify the appointment of KPMG LLP as auditors for the Company;

     (4) To consider a Shareholder proposal concerning the annual election of all directors;

     (5) To consider a Shareholder proposal entitled "Maximize Value Resolution" recommending the sale of the Company; and

     (6) To transact such other business as may properly come before the Meeting and any adjournment of the Meeting.

Only Shareholders of record of the Company's Common Stock at the close of business on March 10, 2000 are entitled to vote in person or by proxy at the Annual Meeting or any adjournment of the Meeting.

The 1999 Annual Report of the Company has been mailed with this Notice and Proxy Statement to each Shareholder entitled to vote at the Meeting.

                               RYDER SYSTEM, INC.

                               /s/ Vicki A. OMeara

                               Vicki A. O'Meara
                               Executive Vice President,
                               General Counsel and Secretary

March 24, 2000
Miami, Florida

                            YOUR VOTE IS IMPORTANT!

Please sign, date and return the accompanying proxy card in the enclosed postage-prepaid envelope as promptly as possible.

If because of a disability you will need auxiliary aids or services to attend the Annual Meeting, please contact the Secretary prior to the Meeting at Ryder System, Inc., 3600 N.W. 82nd Avenue, Miami, Florida 33166 or at (305) 500-3726.

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

RYDER SYSTEM, INC.
3600 N.W. 82nd Avenue
Miami, Florida 33166                                                (RYDER LOGO)

---------------------------------------------
TABLE OF CONTENTS                        PAGE
---------------------------------------------
Proxy Statement                            1
Solicitation and Voting of Proxies         1
Policy of Confidential Voting              1
Procedures for the Meeting                 1
Participants in the 401(k) Plan            2
Outstanding Voting Stock                   2
Election of Directors (Item No. 1)         3
Board of Directors and Committees of
  the Board                                9
Compensation of Directors                  9
Certain Relationships                     10
Amendment to the Ryder System, Inc.
  1995 Stock Incentive Plan
  (Item No. 2)                            11
Selection of Auditors (Item No. 3)        13
Shareholder Proposal (Item No. 4)         14
Shareholder Proposal (Item No. 5)         16
Beneficial Ownership of Shares            18
Compensation Committee Report on
  Executive Compensation                  20
Compensation of Executive Officers        22
Option Grants                             23
Aggregated Option Exercises and Fiscal
  Year-End Option Values                  24
Pension Benefits                          24
Stock Performance                         26
Cost of Solicitation                      26
Submission of Shareholder Proposals for
  the 2001 Annual Meeting                 27
Ryder System, Inc. 1995 Stock Incentive
  Plan                                   A-1

                                PROXY STATEMENT

                               RYDER SYSTEM, INC.
                             3600 N.W. 82ND AVENUE
                              MIAMI, FLORIDA 33166

                       SOLICITATION AND VOTING OF PROXIES

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Ryder System, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Shareholders of the Company ("Annual Meeting" or "Meeting") to be held on Friday, May 5, 2000 and at any adjournment of the Meeting. This Proxy Statement and the accompanying proxy card are being distributed on or about March 30, 2000 to holders of the Company's common stock ("Shareholder(s)") entitled to vote at the Meeting.

A Proxy Committee consisting of M. Anthony Burns, Corliss J. Nelson and Vicki A. O'Meara will vote the shares of common stock, par value $0.50 per share, of the Company ("Common Stock," "Common Share(s)" or "Share(s)") represented by each proxy card returned to the Company. The Shares represented by such proxy cards will be voted in favor of the election of each director nominated in this Proxy Statement, in favor of amending the Ryder System, Inc. 1995 Stock Incentive Plan and in favor of the ratification of KPMG LLP as auditors for the Company, but against the two Shareholder proposals set forth in this Proxy Statement (if properly brought before the Meeting) unless a contrary instruction is made on such proxy card, in which event the proxy will be voted by the Proxy Committee in accordance with the Shareholder's instructions. Any Shareholder giving a proxy has the power to revoke it at any time before it is exercised at the Meeting by filing with the Secretary of the Company an instrument revoking it, by delivering a duly executed proxy card bearing a later date or by appearing at the Meeting and voting in person.

                         POLICY OF CONFIDENTIAL VOTING

It is the Company's policy that all proxies, ballots and vote tabulations that identify the particular vote of a Shareholder be kept confidential, except that disclosure may be made: (i) to allow the independent election inspectors to certify the results of the vote; (ii) as necessary to meet applicable legal requirements, including the pursuit or defense of judicial actions; or (iii) in the event of a proxy or consent solicitation in opposition to the Company based on an opposition proxy or consent statement filed, or required to be filed, with the Securities and Exchange Commission (the "SEC"). Accordingly, proxy cards are returned in envelopes addressed to the tabulator, which receives, inspects and tabulates the proxies. The final tabulation is inspected by the inspectors of election. Both the tabulator and the inspectors are independent of the Company, its directors, officers and employees. Except as described above, information as to the voting instructions given by individuals who are participants in the Ryder System, Inc. Employee Savings Plan (the "401(k) Plan") will not be disclosed to management by the trustee of the 401(k) Plan. Information as to which Shareholders have not voted and periodic status reports on the aggregate vote will be available to the Company.

                           PROCEDURES FOR THE MEETING

The presence, in person or by proxy, of the holders of a majority of the outstanding Shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum at the Annual Meeting. Business at the Meeting will be conducted in accordance with the procedures determined by the Chairman of the Meeting and will be limited to matters properly brought before the Meeting pursuant to the procedures prescribed in the Company's By-Laws. Those procedures include the requirement that any Shareholder who desires either to bring a Shareholder proposal before an annual meeting or to nominate a person for election as a director at an annual meeting give written notice, prior to such annual meeting, to the Company with respect to the proposal or nominee (see also "Submission of Shareholder Proposals for the 2000 Annual Meeting"). The Chairman of the Meeting may refuse to acknowledge any Shareholder proposal or nomination for director not made in accordance with the foregoing.

The Board of Directors does not anticipate that any matters other than those set forth in this Proxy Statement will be brought before the Annual Meeting. If, however, other matters are properly brought before the Meeting, proxies will be voted in accordance with the judgment of the Proxy Committee.

                        PARTICIPANTS IN THE 401(k) PLAN

If a Shareholder is a participant in the 401(k) Plan, the proxy card represents the number of full Shares held for the benefit of the participant in the 401(k) Plan as well as any Shares registered in the participant's name. Thus, a proxy card for such a participant grants a proxy for Shares registered in the participant's name and serves as a voting instruction for the trustee of the 401(k) Plan for the Share account in the participant's name.

                            OUTSTANDING VOTING STOCK

On March 10, 2000, there were (59,399,025) outstanding Shares of Common Stock. All such Shares may be voted at the Annual Meeting and each outstanding Common Share is entitled to one vote. Only holders of Common Stock of record at the close of business on March 10, 2000 are entitled to vote at the Annual Meeting or any adjournment of the Meeting. Neither broker non-votes nor abstentions are counted, in whole or in part, as affirmative votes.

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                             ELECTION OF DIRECTORS

                                  (ITEM NO. 1)

The Company has three classes of directors serving staggered three-year terms. Serving in the class of directors whose term expires at the 2000 Annual Meeting are M. Anthony Burns, Edward T. Foote II, John A. Georges and Gregory T. Swienton. The term of office of Vernon E. Jordan, Jr., Paul J. Rizzo, Christine
A. Varney and Alva O. Way expires at the 2001 Annual Meeting. Joseph L. Dionne, David I. Fuente, David T. Kearns and Lynn M. Martin are currently serving a term that expires at the 2002 Annual Meeting.

On June 14, 1999, Gregory T. Swienton was appointed by the Board of Directors to serve in the class of directors whose term expires at the 2000 Annual Meeting.

Paul J. Rizzo will retire as a member of the Board of Directors effective May 8, 2000, at which time he will be appointed Director Emeritus by the Board of Directors.

Accordingly, the Shareholders are asked to elect M. Anthony Burns, Edward T. Foote II, John A. Georges and Gregory T. Swienton, all of whom have been duly nominated by the Board of Directors to serve a term of office expiring at the 2003 Annual Meeting.

Unless a proxy card specifies otherwise, the Proxy Committee will vote the Shares covered by the proxy for the election of M. Anthony Burns, Edward T. Foote II, John A. Georges and Gregory T. Swienton to the class of directors whose term expires at the 2003 Annual Meeting. In the event any of these nominees becomes unavailable to serve (which is not anticipated), the proxy card gives the Proxy Committee the authority to vote for such other person as it may select.

The following material sets forth the name of each nominee and of each director continuing in office, a description of positions and offices with the Company, any other principal occupation, business experience during at least the last five (5) years, certain directorships presently held, age and length of service as a director of the Company.

The affirmative vote of a majority of the Shares entitled to vote at the Meeting is necessary for the election of each nominee to the Board of Directors.

--------------------------------------------------------------------------------

NOMINEES FOR DIRECTOR
FOR A TERM OF OFFICE EXPIRING AT THE 2003 ANNUAL MEETING
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
                        M. ANTHONY BURNS                     Mr. Burns, who joined the Company in 1974, was elected a
                        Chairman and Chief Executive         director, President and Chief Operating Officer of the
PHOTO                   Officer, Ryder System, Inc.          Company in December 1979. Effective January 1, 1983, he was
                                                             elected to the position of Chief Executive Officer of the
                                                             Company, and on May 3, 1985, he became Chairman of the
                                                             Board. On June 14, 1999, Mr. Burns relinquished his office as President of the Company, but remains its Chief
                                                             Executive Officer and Chairman. He serves on the Board of
                                                             Directors of The Chase Manhattan Corporation, The Chase
                                                             Manhattan Bank, N.A., J.C. Penney Company, Inc. and Pfizer
                                                             Inc. He is a member of The Business Council, Co-Chairman of
                                                             The Business Roundtable, and a member of the Business
                                                             Roundtable's Policy Committee. He serves on the Board of
Director since 1979                                          the Boy Scouts of America. He also serves on the Board of
Age 57                                                       Trustees of the University of Miami.

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
                        EDWARD T. FOOTE II                   Mr. Foote has been President of the University of Miami
                        President, University of Miami       since 1981. Prior to joining the University of Miami, he
PHOTO                   Member-- Compensation Committee      was Special Advisor to the Chancellor and Board of
                        Member-- Committee on Directors      Trustees, Washington University, from 1980 to 1981. From
                                and Public Responsibility    1973 to 1980, he was Dean of the Washington University
                                                             School of Law, and from 1970 to 1973, he was Vice
                                                             Chancellor, General Counsel and Secretary to the Board of
                                                             Trustees of Washington University. Prior to that he was an
Director since 1987                                          associate with the law firm of Bryan, Cave, McPheeters and
Age 62                                                       McRoberts.

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                                        4

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
                        JOHN A. GEORGES                      Mr. Georges was Chairman of the Board and Chief Executive
                        Retired Chairman and Chief           Officer of International Paper from 1984 until April 1996
PHOTO                   Executive Officer, International     when he retired. Mr. Georges served as Senior Managing
                        Paper Company                        Director of Windward Capital Partners, L.P. from 1996 to
                                                             1998. He is a director of Warner-Lambert Company and AK
                        Chairman-- Audit Committee           Steel Holding Corporation. Mr. Georges is a member of The
                        Member-- Finance Committee           Business Council and The Trilateral Commission, a board
                                                             member of the University of Illinois Foundation and a
                                                             trustee of the Public Policy Institute of the Business
                                                             Council of New York State. He was formerly a director of
                                                             The New York Stock Exchange from 1987 to 1993 and a
Director since 1993                                          director of The Federal Reserve Bank of New York from 1986
Age 69                                                       to 1992.


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
                        GREGORY T. SWIENTON                  Mr. Swienton is President and Chief Operating Officer of
                        President and Chief Operating        Ryder System, Inc. Mr. Swienton joined Ryder in his current
PHOTO                   Officer, Ryder System, Inc.          position in June of 1999. Before joining Ryder, Mr.
                                                             Swienton was Senior Vice President -- Growth Initiatives of
                                                             Burlington Northern Santa Fe Corporation ("BNSF"), and
                                                             before that was BNSF's Senior Vice President -- Coal and
                                                             Agricultural Commodities Business Unit. He joined the
                                                             former Burlington Northern Railroad in June 1994 as
                                                             Executive Vice President -- Intermodal Business Unit. Prior
                                                             to joining Burlington Northern, Mr. Swienton was Executive
                                                             Director -- Europe and Africa of DHL Worldwide Express in
                                                             Brussels, Belgium from 1991 to 1994, and prior to that he
                                                             was DHL's Managing Director -- Western and Eastern Europe
                                                             from 1988 to 1990, also located in Brussels. For the five
                                                             years prior to these assignments, Mr. Swienton was Vice
                                                             President and General Manager of DHL Airways, Inc. From
                                                             1972 to 1982, Mr. Swienton held various national account,
                                                             sales and marketing positions with AT&T and with Illinois
Director since 1999                                          Bell Telephone Company. Mr. Swienton serves on the Board of
Age 50                                                       Directors of Harris Corporation.

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                                        5

DIRECTORS CONTINUING IN OFFICE
--------------------------------------------------------------------------------

                        JOSEPH L. DIONNE                     Mr. Dionne was Chairman of the Board of The McGraw- Hill
                        Retired Chairman and CEO             Companies from 1983 to 1999. He joined McGraw- Hill Book
PHOTO                   The McGraw-Hill Companies            Company in 1967 as Vice President for Research and
                                                             Development at Educational Developmental Laboratories. A
                        Chairman-- Committee on Directors    year later, he was appointed General Manager of California
                                and Public Responsibility    Test Bureau and became a Vice President of McGraw-Hill Book
                        Member-- Audit Committee             Company in 1970. He held various positions in the company
                                                             including Executive Vice President of Operations. In 1981, he became President and Chief Operating Officer of Mc-
                                                             Graw-Hill and held that position until 1983 when he became
                                                             Chairman and Chief Executive Officer. He relinquished the
                                                             title of Chief Executive Officer in April 1998. Prior to
                                                             joining McGraw-Hill, Mr. Dionne's experience included
                                                             teaching, educational administration and consulting work on a number of experimental education projects. He serves on
                                                             the Board of Directors of AXA Financial, Inc., The
                                                             Equitable Life Assurance Society of the United States and
Director since 1995                                          Harris Corporation, and is a trustee of Hofstra University
Age 66                                                       and Teachers College, Columbia University.

--------------------------------------------------------------------------------


                        DAVID I. FUENTE                      Mr. Fuente has served as Chairman and Chief Executive
                        Chairman and Chief Executive         Officer of Office Depot since 1987, one year after the
PHOTO                   Officer, Office Depot, Inc.          company was founded. Before joining Office Depot, Mr.
                                                             Fuente served for eight years at Sherwin-Williams as
                        Member-- Committee on Directors      President of the Paint Stores Group. Before joining
Director since 1998             and Public Responsibility    Sherwin-Williams, he was Director of Marketing at Gould,
Age 54                  Member-- Compensation Committee      Inc.

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                                        6

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
                        VERNON E. JORDAN, JR.                Mr. Jordan is the Senior Managing Director of Lazard
                        Senior Managing Director, Lazard     Freres, which he joined in January of 2000. Prior to
PHOTO                   Freres; Of Counsel, Akin, Gump,      joining Lazard, he was a Senior Partner at Akin, Gump,
                        Strauss, Hauer & Feld LLP            Strauss, Hauer & Feld LLP and is presently Of Counsel to
                                                             the firm. He was President and Chief Executive Officer of
                        Member-- Audit Committee             the National Urban League from 1972 to 1981. From 1970 to
                        Member-- Committee on Directors      1972, he was Executive Director of the United Negro College
                                and Public Responsibility    Fund. He is currently serving on the Board of Directors of
                                                             American Express Company, Callaway Golf Company, AMFM,
                                                             Inc., Dow Jones & Company, Inc., J.C. Penney Company, Inc.,
                                                             Revlon Group, Sara Lee Corporation, Union Carbide Corpora-
Director since 1989                                          tion and Xerox Corporation. He is a trustee of Howard
Age 64                                                       University.

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
                        DAVID T. KEARNS                      Mr. Kearns was Chairman of the New American Schools from
                        Chairman Emeritus, New American      1993 to 1998 and was Deputy Secretary of the United States
PHOTO                   Schools and Retired Chairman and     Department of Education from 1991 through 1993. From 1982
                        Chief Executive Officer, Xerox       through 1990, Mr. Kearns was Chairman and Chief Executive
                        Corporation                          Officer of Xerox Corporation, which he joined in 1971 as a
                                                             Vice President. Prior to joining Xerox, he was a Vice
                        Member-- Audit Committee             President in the Data Processing Division of International
                        Member-- Finance Committee           Business Machines Corporation. Mr. Kearns is a member of
Director                                                     The Business Council, the Council on Foreign Relations and
1988-1991 and since 1993                                     the American Philosophical Society. Mr. Kearns is a trustee
Age 69                                                       of the University of Rochester and The Ford Foundation.

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
                        LYNN M. MARTIN                       Since serving as Secretary of Labor under President George
                        Former U.S. Secretary of Labor;      Bush from 1991 to 1993, Ms. Martin has served as
PHOTO                   Chairperson, Deloitte & Touche       Chairperson of Deloitte & Touche LLP's Council for the
                        LLP's Council for the Advancement    Advancement of Women and as an advisor to that firm. She is
                        of Women; advisor to Deloitte &      a regular commentator, panelist, columnist and speaker on
                        Touche LLP; and Professor, J. L.     radio and television programs, in national publications and
                        Kellogg Graduate School of           before various business and academic groups, with respect
                        Management at Northwestern           to the changing global economic and political environment.
                        University                           Prior to serving as Secretary of Labor, Ms. Martin
                                                             represented the 16th District of Illinois in the U.S. House
                        Member-- Compensation Committee      of Representatives from 1981 to 1991. She also serves as a
                        Member-- Finance Committee           director of The Procter & Gamble Company, SBC
                                                             Communications, Inc., Harcourt General, Inc., The Dreyfus
Director since 1993                                          Funds, TRW Inc. and Chicago's Lincoln Park Zoo. She is a
Age 60                                                       member of the Council on Foreign Relations.

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                                        7

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
                        CHRISTINE A. VARNEY                  Ms. Varney is a Partner in the law firm of Hogan & Hartson
                        Partner, Hogan & Hartson LLP         LLP, which she rejoined in 1997 after five years in
PHOTO                                                        government service. She leads the Internet law practice
                        Member-- Audit Committee             group for the firm. Ms. Varney served as a Federal Trade
                        Member-- Committee on Directors      Commissioner from 1994 to 1997 and as a Senior White House
                                and Public Responsibility    Advisor to the President from 1993 to 1994. She also served as Chief Counsel to the President's Campaign in 1992 and as
                                                             General Counsel to the Democratic National Committee from
                                                             1989 to 1992. Prior to her government service, Ms. Varney
Director since 1998                                          practiced law with the firms of Pierson, Semmes & Finley
Age 44                                                       (1986 to 1988) and Surrey & Morse (1984 to 1986).

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
                        ALVA O. WAY                          Mr. Way was elected Chairman of the Board of IBJ Schroder
                        Chairman, IBJ Whitehall Bank &       Bank & Trust Company (now known as IBJ Whitehall Bank &
PHOTO                   Trust Company                        Trust Company) in 1986. He serves as a consultant to and
                                                             director of Schroder PLC, London, and related companies. In
                        Chairman-- Compensation              1951, Mr. Way joined General Electric Company where he
                                     Committee               served in various executive positions including Chief
                        Member-- Finance Committee           Financial Officer. In 1979, he was elected Vice Chairman of
                                                             American Express Company, and in 1981 he was named
                                                             President of American Express Company and Chairman and
                                                             Chief Executive Officer of American Express International
                                                             Banking Corporation. Mr. Way served as President of The
                                                             Travelers Companies, a financial services organization,
                                                             from 1983 through 1984. He is a director of Eli Lilly and
                                                             Company, The McGraw-Hill Companies and Gould, Inc. He is a
Director since 1985                                          member of the Brown University Board of Fellows and
Age 71                                                       Chancellor Emeritus.


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                                        8

                 BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

The Board of Directors currently consists of 12 members. During 1999, the Board met 10 times. The Board has established standing Audit, Compensation and Finance Committees and a Committee on Directors and Public Responsibility to assist the Board in the discharge of its responsibilities. The Board may also appoint other committees for specialized functions as appropriate. All of the directors of the Company, other than Mr. Burns and Mr. Swienton, are independent directors (as that term is defined in the Company's By-Laws). The Company's By-Laws provide that a majority of the Board of Directors, and all members of the Compensation Committee and the Committee on Directors and Public Responsibility, must be independent directors.

The Audit Committee consists of John A. Georges, Chairman, Joseph L. Dionne, Vernon E. Jordan, Jr., David T. Kearns and Christine A. Varney. The Audit Committee met five times in 1999. The Committee is responsible for recommending to the Board the engagement of independent auditors, reviewing the scope of and budget for the annual audit and reviewing with the independent auditors the results of the audit engagement, including the financial statements of the Company. The Committee also reviews the scope and results of the Company's internal audit procedures and reviews compliance with Company policies relating to conflicts of interest and business ethics.

The Compensation Committee consists of Alva O. Way, Chairman, Edward T. Foote II, David I. Fuente, Lynn M. Martin and Paul J. Rizzo. The Compensation Committee met seven times in 1999. The Committee reviews and approves compensation for senior management other than the chief executive officer and the chief operating officer, reviews and recommends to the Board compensation for the chief executive officer and chief operating officer, recommends to the Board the adoption and implementation of new incentive compensation plans, stock option plans and employee benefit plans and reviews non-management Board members' compensation and benefits and recommends changes as appropriate. The Compensation Committee Report on Executive Compensation is set forth on pages 20 through 21 of this Proxy Statement.

The Finance Committee consists of Paul J. Rizzo, Chairman, John A. Georges, David T. Kearns, Lynn M. Martin and Alva O. Way. The Finance Committee met eight times in 1999. The Committee reviews the financial condition and capital structure of the Company, advises the Board with respect to capital appropriations and other financial matters affecting the Company and reviews and recommends to the Board a dividend policy for the Company and any actions to be taken thereunder.

The Committee on Directors and Public Responsibility consists of Joseph L. Dionne, Chairman, Edward T. Foote II, David I. Fuente, Vernon E. Jordan, Jr. and Christine A. Varney. The Committee met four times in 1999. The Committee reviews and recommends criteria for Board membership, reviews the qualifications of and recommends individuals for election as directors and reviews and recommends the function and authority of all Board Committees as well as their composition. The Committee will review nominees suggested by Shareholders in writing and submitted to the Secretary of the Company. Any such suggestion should include sufficient information about the proposed nominee to permit the Board of Directors to make an informed determination as to whether the proposed nominee, if elected, would be an independent director, as that term is defined in the Company's By-Laws. Additional responsibilities of the Committee include identifying and analyzing current trends and issues pertaining to public policy, public affairs and corporate responsibility and bringing such matters to the attention of the Board.

The directors spend a considerable amount of time preparing for the Board and Committee meetings and, in addition, are called upon for their counsel between meetings. Each of the incumbent directors attended more than 80 percent of the aggregate number of meetings of the Board of Directors and the Committees on which he or she served in 1999.

                           COMPENSATION OF DIRECTORS

Each director of the Company, other than Mr. Burns and Mr. Swienton, is entitled to an annual retainer of $21,500 for Board membership and $3,500 for each membership on a major Board Committee. The chairperson of each such Committee is also entitled to an additional retainer of $4,500 per year. The meeting fee payable to directors for telephonic meetings of the Board of Directors or standing Committees of the Board is $1,100. Directors are entitled to a per diem fee for all other regular and special meetings of the Board or its Committees of $2,200 and $1,100, respectively, together with reimbursement for travel expenses. Neither Mr. Burns nor Mr. Swienton receive any additional compensation by reason of their membership on the Board or attendance at meetings of any of its Committees.

Under the Company's Directors Stock Plan, any eligible director may elect to receive a combination of Common Shares determined by a formula (the "Formula") and $11,500 in cash in lieu of the annual retainer. The Formula provides that the number of Shares granted to a participant will be equal to the nearest number of whole Shares that can be purchased for $15,000 based on the fair market value of the Shares on the date of grant. The Shares will be entitled to cash dividends and full voting rights. None of the Shares may be sold or transferred prior to six months after the date when service as a director ceases. A majority of the eligible directors have elected to participate in the Directors Stock Plan.

Pursuant to the Company's Board of Directors Stock Award Plan, in 1999 all non-employee directors were awarded a stock option grant of 2,500 Shares at an option price based on the fair market value of a Share on the date of grant, vesting in three equal annual installments. In addition, pursuant to the Plan, in 1999 all non-employee directors were awarded a grant of 300 restricted stock units. The restricted stock units vest when service as a director ceases. The stock options and restricted stock units are awarded in addition to the directors' annual cash retainers and meeting attendance fees.

The Company also provides all non-employee directors with $100,000 of accidental death and dismemberment coverage under the Company's travel accident insurance policy, optional coverage under the Company's medical plan and $100,000 of coverage under the Company's group term life insurance policy, resulting in additional average compensation of approximately $3,000 to each such director.

The Company has a Directors' Charitable Award Program under which it intends to make charitable contributions in the name of current and future directors. The program is designed to acknowledge the service of directors and to benefit and recognize the mutual interest of directors and the Company in supporting worthy charitable and educational institutions. In addition, it enhances the Company's ability to attract and retain directors of the highest caliber and experience. Under the Directors' Charitable Award Program, each current or future director may designate up to two charitable organizations and it is the Company's intention to contribute the sum of $500,000, in 10 annual installments, to the designated organizations in the director's name upon the director's death. The program may be funded with the proceeds of insurance policies on the lives of paired directors. Individual directors will derive no financial benefit from this program, as all charitable deductions accrue solely to the Company. A majority of the current directors and five retired directors participate in the Directors' Charitable Award Program.

Directors of the Company may elect to defer receipt of their retainer and fees. Deferred funds become part of the general assets of the Company and, at the direction of the electing director, are credited with earnings based upon several investment options, including Common Stock, a money market fund and several equity mutual funds. At the discretion of the director, the funds may be deferred until the earliest to occur of a fixed date, retirement, disability or removal, and are payable in a lump sum or installments. However, upon a change of control of the Company, all deferred amounts will be distributed immediately to the director in a lump sum.

                             CERTAIN RELATIONSHIPS

In the ordinary course of business, the Company and its subsidiaries may from time to time engage in transactions with other unaffiliated corporations whose officers or directors are also directors of the Company. Mr. Jordan was a senior partner in the law firm of Akin, Gump, Strauss, Hauer & Feld, LLP, which performed professional services on behalf of the Company in 1999. All such transactions are conducted on a commercial, arms-length basis and may not come to the special attention of the directors or officers of either the Company or the other corporation involved. The Company does not consider either the transactions or the amounts involved in such transactions to be significant.

                      AMENDMENT TO THE RYDER SYSTEM, INC.
                           1995 STOCK INCENTIVE PLAN

                                  (ITEM NO. 2)

The Ryder System, Inc. 1995 Stock Incentive Plan (the "1995 Plan") was adopted by the Company's Shareholders at the 1995 Annual Meeting. The 1995 Plan is designed to provide incentive compensation to key management employees of the Company and to provide them with an ownership interest in the Company's Common Stock. Non-employee directors are not eligible to participate in the 1995 Plan. The Board of Directors believes that the 1995 Plan has enhanced the Company's position in the highly competitive market for key executives, and has determined to continue to grant options and other awards under the 1995 Plan as a means of enhancing and encouraging the recruitment, retention and motivation of those individuals who contribute so much to the continued success of the Company. At present, approximately 300 key employees are eligible to participate in the 1995 Plan.

On December 16, 1999, the Board of Directors approved, subject to Shareholder ratification, an increase of 2,500,000 Shares in the number of Common Shares currently available for grant under the 1995 Plan. As of December 31, 1999, options to purchase 3,850,834 Shares were outstanding under the 1995 Plan and 1,575,722 Shares remained available for future grants. On March 10, 2000, the closing price of a Common Share on the New York Stock Exchange Composite Index was $18.81.

The 1995 Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). Five types of awards may be granted to participants under the 1995 Plan: (1) stock options, (2) Stock Appreciation Rights ("SARs"),
(3) Limited Stock Appreciation Rights ("Limited SARs"), (4) Performance Units and (5) Restricted Stock Rights ("Rights").

The term of stock options granted under the 1995 Plan may not exceed 10 years and the exercise price may not be less than 100 percent of the fair market value of the Shares on the date of grant.

Generally, stock options granted under the 1995 Plan have been exercisable in three equal annual installments commencing with the first anniversary of the date of grant. A participant exercising a stock option must pay the exercise price in full in cash or, at the discretion of the Committee, in previously acquired Common Shares or in a combination of cash and Common Shares.

Unless otherwise determined by the Committee, in the event of a change in control of the Company, each unexercised and unexpired stock option becomes immediately exercisable in full, and remains exercisable in full for the remainder of its term, unless the participant is terminated for cause.

If any change occurs in the Common Shares subject to the 1995 Plan or any award granted under the 1995 Plan as a result of merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure, adjustments may be made by the Committee, as it may deem appropriate and equitable, in the aggregate number and kind of Shares subject to the 1995 Plan or to any outstanding award, and in the terms and provisions of the 1995 Plan and any awards granted thereunder.

Under current Federal income tax laws, stock options granted under the 1995 Plan will generally have the following consequences. The holder of a non-qualified stock option under the 1995 Plan recognizes no income for Federal income tax purposes upon the grant of such non-qualified stock option, and the Company, therefore, receives no deduction at such time. At the time of exercise, however, the holder generally will recognize income, taxable as ordinary income, to the extent that the fair market value of the Shares received on the exercise date exceeds the non-qualified stock option price. The Company will be entitled to a corresponding deduction for Federal income tax purposes in the year in which the non-qualified stock option is exercised. If the Shares are held for at least one year and one day after exercise, long-term capital gain will be realized upon disposition of such Shares to the extent the amount realized on such disposition exceeds their fair market value as of the exercise date.(1)

---------------
1 Long-term capital gains are subject to various tax rates depending on the length of time the stock is held.

The following table shows information with respect to the granting of stock options and related Limited SARs under the 1995 Plan during calendar year 1999. A table showing information, with respect to the named executive officers, regarding the exercise of options during 1999 and unexercised options held as of the end of fiscal year 1999 is set forth at page 24 of this Proxy Statement. Stock options granted are reported in terms of the number of Common Shares subject to the grant. Because additional grants under the 1995 Plan would require future action by the Committee or the Board of Directors, it is impossible to state the benefits any named executive officer or other individual may receive if this amendment to the 1995 Plan is approved by the Shareholders at this time.

                           1995 STOCK INCENTIVE PLAN

NAME                                                 DOLLAR VALUE ($)                         NUMBER OF UNITS
----                                                 ----------------                         ----------------
M. Anthony Burns..........................  exercise price of $27.0313 per share                175,000 shares
James B. Griffin..........................  exercise price of $27.0313 per share                145,000 shares
Edwin A. Huston...........................  exercise price of $27.0313 per share                 37,000 shares
Corliss J. Nelson.........................  exercise price of $26.1563 per share                100,000 shares
Gregory T. Swienton.......................  exercise price of $25.9688 per share                250,000 shares
     All Current Executive Officers as a
       Group..............................  average exercise price of $26.63822 per share     1,023,560 shares
All Non-Employee Directors as a Group.....  not applicable                                            0 shares
All Employees, including Non-Executive
  Officers, as a Group....................  average exercise price of $26.75503 per share     1,940,940 shares

The affirmative vote of a majority of the Shares entitled to vote at the Meeting is necessary for the ratification of this amendment to the 1995 Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS AMENDMENT TO THE RYDER SYSTEM, INC. 1995 STOCK INCENTIVE PLAN.

                             SELECTION OF AUDITORS

                                  (ITEM NO. 3)

Upon the recommendation of the Audit Committee of the Board of Directors, the Board has selected KPMG LLP, independent certified public accountants, to audit the accounts of the Company and its subsidiaries for the fiscal year ending December 31, 2000.

The firm of KPMG LLP has audited the accounts of the Company since 1955 and has offices in, or convenient to, most of the localities where the Company and its subsidiaries operate. The Company has been advised that representatives of KPMG LLP will be present at the 2000 Annual Meeting with the opportunity to make a statement and to respond to appropriate questions raised at the Meeting.

KPMG LLP performed audit services in connection with the examination of the financial statements of the Company and its subsidiaries for the year ended December 31, 1999. They performed other audit services pertaining to examinations of the separate financial statements of the Company's retirement and benefit plans. In addition, they rendered various tax and consulting services, as well as other services related to the review or audit of financial statements and related information contained in various registration statements and filings with the SEC and related to the Company's sale of Ryder Public Transportation Services.

The affirmative vote of a majority of the Shares entitled to vote at the Meeting is necessary for the ratification of the appointment of KPMG LLP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF KPMG LLP AS AUDITORS.

                              SHAREHOLDER PROPOSAL

                                  (ITEM NO. 4)

The Company has been informed that John J. Gilbert of 29 East 64th Street, New York, New York 10021 and Martin Glotzer of 7601 North Kedzie Avenue, Chicago, Illinois 60645 intend to offer a proposal at the Annual Meeting requesting that the Board of Directors take the steps necessary so that, once the current terms of sitting directors have expired, future elections of all directors will be annual, rather than by class. This proposal is substantially similar to the proposal that these proponents submitted at the 1999 Annual Meeting. Mr. Glotzer states that he owns 70 Shares and Mr. Gilbert states that he owns 105 Shares.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

The Company understands that the proponents intend to introduce the following proposal at the Annual Meeting:

     "RESOLVED: That the stockholders of Ryder System, Inc., assembled in annual meeting in person and by proxy, hereby request that the Board of Directors take the needed steps to provide that at future elections of directors[,] new directors be elected annually and not by classes, as is now provided, and that on expiration of present terms of directors their subsequent election shall also be on an annual basis."

The proponents have furnished the following statement in support of their proposal:

     "Continued very strong support along the lines we suggest were shown at the 1999 annual meeting when 1,729 proxies representing (27,649,125) shares, were cast in favor of this proposal. The vote against included 936 unmarked proxies.

     ARCO to its credit, voluntarily ended theirs stating that when a very high percentage (34.6%) desired it to be changed to an annual election it was reason enough for them to change it. Several other companies have also followed suit such as: Pacific Enterprises, Katy Industries, Hanover Direct and others. A few years ago my resolution on the subject was withdrawn when the Westinghouse directors agreed to end theirs. At the recent Lockheed-Martin merger the stagger system was ended and also at a special merger meeting of First Commerce Corporation in 1995. Further, Allegheny Power System tried to put in a stagger system, as well as take away cumulative voting, and the stockholders defeated it, showing stockholders are interested in their rights.

     Because of the normal need to find new directors and because of environmental problems and the avalanche of derivative losses and many groups desiring to have directors who are qualified on the subjects, we think that ending the stagger system of electing directors is the answer. In addition, some recommendations have been made to carryout the CERES 10 points. The 11th, in our opinion, should be to end the stagger system of electing directors and to have cumulative voting.

     Equitable Life Insurance Company, which is now called Equitable Companies, converted from a policy owned company to a public stockholder meeting. Thanks to AXA, the comptrolling (sic) French insurance company not wanting it they now do not have a staggered board.

     Orange and Rockland Utility Company had a terrible time with the stagger system and its 80% clause to recall a director. The chairman was involved in a scandal effecting the company. Not having enough votes the meeting to get rid of the chairman had to be adjourned. Finally, at the adjourned meeting enough votes were counted to recall him.

     If you agree, please mark your proxy for this resolution; otherwise, it will automatically be cast against it, unless you have marked to abstain."

The affirmative vote of a majority of the Shares entitled to vote at the Meeting is necessary for adoption of the proposal.

The Board's Response: THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

The Board Committee on Directors and Public Responsibility reviewed the Company's classified board structure in 1999 and concluded that no change in the current structure is necessary or advisable at this time. The Board firmly believes that a classified Board is in the best interest of the Company and its Shareholders because this structure promotes stability and encourages a long-term focus in the management of the business affairs of the Company. The Company's current system of electing one-third of the directors at each annual meeting ensures that at least a majority of the directors will at all times have in depth knowledge of the Company's business affairs and objectives which enables the Board to effectively conduct long-term strategic planning. In addition, a classified board helps the Company attract and retain highly qualified individuals to serve as Directors who are willing to commit the time, effort and resources necessary to understand the Company's business objectives, operations and competitive environments. In light of the Company's present reorganization plan, stability and long-term focus are compelling reasons to retain the classified Board. Indeed, maintaining the integrity of the Board's composition will ensure the steady supervision of senior management as they implement the reorganization plan, and will ensure that at least a majority of the Board will at all times be intimately familiar with the reorganization plan and its long-term business objectives.

A classified Board is probably the most practical safeguard to protect Shareholder interests from inadequate tender offers or unsolicited attempts to seize control of the Company. The Company's classified Board encourages people seeking control of the Company to enter into arms length negotiations with the Board, and provides the Board with the opportunity and time necessary to properly evaluate any proposal, study all reasonable alternatives and seek the best results to increase Shareholder value and protect Shareholder interests.

Unlike companies that have had a classified board since their incorporation, Ryder Shareholders adopted the present classified board structure at the 1984 Annual Meeting (before 1984, the directors were elected annually). At the 1984 Annual Meeting, the Shareholders approved an amendment to the Company's Restated Articles of Incorporation providing that the Board be divided into three classes of directors serving staggered three-year terms.

In the 1984 Proxy Statement, the Board stated that it believed the interests of the Shareholders were better served by a classified board than by the annual election of all directors. Among the reasons presented at that time in favor of a classified system of director elections, the Board stated the following:

       The classification of directors will have the effect of making it more difficult to change the composition of the Board of Directors. At least two Shareholder meetings, instead of one, will be required to effect a change in the control of the Board. While there has been no problem in the past with the continuity or stability of the Board, the Board believes that the longer time required to elect a majority of a classified Board will help to assure the continuity and stability of the Company's management and policies in the future, since a majority of the directors at any given time will have prior experience as directors of the Company.

Under the terms of the amendment to the Company's Restated Articles of Incorporation approved by the Shareholders in 1984, an affirmative vote of 75 percent of the Shares entitled to vote on a future resolution proposed by the Board to amend the Restated Articles would be required at a future meeting of Shareholders in order to amend the provisions governing the staggered election of directors. The resolution offered by the proponents would not amend the Restated Articles of Incorporation. The proposal merely requests that the Board take the steps necessary to elect all directors on an annual basis in the future. The Board will only propose such a resolution to the Shareholders if it finds compelling reasons to change the classified election system.

The proponents have not advanced any reason to change the current classified structure that outweighs the important values of the present structure. A classified board is common practice in today's corporate environment. This concept has been endorsed and adopted by shareholders of many major companies. Moreover, classified boards are specifically authorized by the laws of most states, including the State of Florida, as well as the New York Stock Exchange.

ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

                              SHAREHOLDER PROPOSAL

                                  (ITEM NO. 5)

William Steiner of 4 Radcliff Drive, Great Neck, New York 11024 has submitted an advisory proposal entitled a "Maximize Value Resolution" requesting that the Board of Directors consider taking the steps necessary to arrange for the auction sale of the Company. Mr. Steiner states that he owns 900 shares.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

Mr. Steiner's Maximize Value Resolution reads as follows:

"RESOLVED: That the [S]hareholders of Ryder System, Inc. Corporation [sic] urge the Ryder System, Inc. Board of Directors to arrange for the prompt sale of Ryder System, Inc. to the highest bidder."

The proponent has furnished the following statement in support of his proposal:

     "The purpose of the Maximize Value Resolution is to give all Ryder System, Inc. [S]hareholders the opportunity to send a message to the Ryder System, Inc. Board that they support the prompt sale of Ryder System, Inc. to the highest bidder. A strong and or majority vote by the [S]hareholders would indicate to the [B]oard the displeasure felt by the [S]hareholders of the shareholder returns over many years and the drastic action that should be taken. Even if it is approved by the majority of the Ryder System, Inc. shares represented and entitled to vote at the annual meeting, the Maximize Value Resolution will not be binding on the Ryder System, Inc. Board. The proponent however believes that if this resolution receives substantial support from the [S]hareholders, the [B]oard may choose to carry out the request set forth in the resolution.

     The prompt auction of Ryder System, Inc. should be accomplished by any appropriate process the [B]oard chooses to adopt including a sale to the highest bidder whether in cash, stock, or a combination of both. It is expected that the [B]oard will uphold its fiduciary duties to the utmost during the process.

     The proponent further believes that if the resolution is adopted, the management and the board will interpret such adoption as a message from the [C]ompany's stockholders that it is no longer acceptable for the [B]oard to continue with its current management plan and strategies. I URGE YOUR SUPPORT, VOTE FOR THIS RESOLUTION."

The affirmative vote of a majority of the Shares entitled to vote at the Meeting is necessary for adoption of the proposal.

The Board's Response: THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

The Board of Directors firmly believes that the implementation of the proposal described above would not be in the best interests of Shareholders and, contrary to the title of the proposal, would not "maximize value" to the Shareholders. The Board fully recognizes its fiduciary responsibilities to its Shareholders and believes that this resolution would compromise its ability to fulfill such duties.

The proposal is based on the premise that the Company should be promptly sold because, in the view of the proponent, the maximum potential Shareholder value would be realized through an auction sale, as compared to other alternatives including growing the Company and other sorts of corporate transactions. While it is possible (though not certain) that an auction of the Company might result in a sale at a premium over current market prices, this fact alone, even if true, does not mean that an immediate auction sale of the Company would be in the Shareholders' best interests. A decision as to whether or when to sell the Company involves a complex analysis of the financial strengths of a wide range of options. This analysis includes consideration of the financial results of a potential sale, as well as consideration of the long-term value that the Company may achieve through growth of its business. The Board regularly conducts such an analysis and believes the greatest value to the Shareholders will result from the Company continuing with the reorganization plan announced at the end of 1999. The Board has confidence in the senior management team and believes they are taking the appropriate steps to assure long-term and stable growth in the stock price.

The Florida Business Corporation Act places the responsibility for making decisions as to whether, when and how to sell the Company with the Board, subject to the ultimate control of the Shareholders, through their power to elect the members of the Board. The Board is empowered with such duty because such decisions require detailed knowledge of the Company's business plans, prospects and the markets in which it operates, and requires a significant amount of time to study and consider the myriad of other relevant factors involved in the decision-making process. Florida law also places upon the Board the fiduciary duty to make such decisions only in the manner that it believes in good faith, after a proper investigation, to be in the best interests of the Company and its Shareholders. The Board has and continues to conduct such investigations and makes decisions it considers to be in the best interest of the Shareholders.

The Board believes that the Company has significant long-term value. The Board does not believe that an auction sale of the Company is the manner in which to achieve that value for the Shareholders.

ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

                         BENEFICIAL OWNERSHIP OF SHARES

As of January 15, 2000, each director or nominee and each executive officer named in the Summary Compensation Table herein, individually, and all directors, nominees and executive officers of the Company as a group, beneficially owned Common Stock as follows:

                                                              AMOUNT AND NATURE
                                                                OF BENEFICIAL     PERCENT OF
NAME OF BENEFICIAL OWNER                                        OWNERSHIP(1)       CLASS(2)
------------------------                                      -----------------   ----------
M. Anthony Burns(4,5).......................................        963,209         1.622%
Joseph L. Dionne(6,7).......................................         13,449             *
Edward T. Foote II(6,7).....................................         11,445             *
David I. Fuente(6,7)........................................          2,680             *
John A. Georges(6,7)........................................         16,832             *
James B. Griffin(4,5).......................................        198,771             *
Edwin A. Huston(4,5)........................................        260,057             *
Vernon E. Jordan, Jr.(6,7)..................................         11,631             *
David T. Kearns(6,7)........................................         13,321             *
Lynn M. Martin(6,7).........................................          6,196             *
C.J. Nelson.................................................              0             *
Paul J. Rizzo(6,7)..........................................         14,794             *
Gregory T. Swienton(3)......................................         42,500             *
Christine A. Varney(6,7)....................................          2,622             *
Alva O. Way(6,7)............................................         14,249             *
Directors, Nominees and Executive Officers as a Group
  (20 Persons) (3,4,5,6,7)..................................      2,019,816         3.400%

---------------

 *  Represents less than 1% of the Company's outstanding common stock.
(1) Unless otherwise noted, all Shares included in this table are owned directly, with sole voting and dispositive power. The inclusion of Shares in this table shall not be construed as an admission that such Shares are beneficially owned for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").
(2) Percent of class has been computed in accordance with Rule 13d-3(d)(1) of the Exchange Act.
(3) Includes Shares held jointly with their spouses or other family members as follows: Mr. Swienton, 12,500 shares; all directors, nominees and executive officers as a group 20,258 Shares.
(4) Includes Shares held in the accounts of executive officers pursuant to the 401(k)Plan and the Deferred Compensation Plan as follows: Mr. Burns 25,971 Shares; Mr. Griffin 18,404 Shares; Mr. Huston 5,165 Shares; all directors and executive officers as a group 100,107 Shares.
(5) Includes Shares the direct ownership of which may be acquired within 60 days of January 15, 2000, through the exercise of stock options, as follows: Mr. Burns 795,620 Shares; Mr. Griffin 180,300 Shares; Mr. Huston 225,260 Shares; all directors and executive officers as a group 1,597,343 Shares.
(6) Includes the following number of Shares held in the account of each of the following directors pursuant to the Directors Stock Plan, the Directors Stock Award Plan and the Directors Deferred Compensation Plan: Mr. Dionne 6,841 Shares; Mr. Foote 9,317 Shares; Mr. Fuente 1,718 Shares; Mr. Georges 7,817 Shares; Mr. Jordan 10,003 Shares; Mr. Kearns 10,893 Shares; Ms. Martin 4,697 Shares; Mr. Rizzo 8,688 Shares; Ms. Varney 1,861 Shares; and Mr. Way 11,121 Shares.
(7) Includes Shares the direct ownership of which may be acquired within 60 days of January 15, 2000, through the exercise of stock options, as follows: Mr. Dionne 1,628 Shares; Mr. Foote 1,628 Shares; Mr. Fuente 962 Shares; Mr. Georges 999 Shares; Mr. Jordan 1,628 Shares; Mr. Kearns 1,628 Shares; Ms. Martin 999 Shares; Mr. Rizzo 999 Shares; Ms. Varney 399 Shares; and Mr. Way 1,628 Shares.

The following table sets forth information regarding the number and percentage of Shares held by all persons who are known by the Company to beneficially own or exercise voting or dispositive control of more than 5 percent of the Company's outstanding Common Stock.

                                                              NUMBER OF SHARES
                                                                BENEFICIALLY
NAME AND ADDRESS                                                   OWNED         PERCENT OF CLASS
----------------                                              ----------------   ----------------
Morgan Stanley Dean Witter & Co., Inc. .....................  5,424,968(1)             8.44%
  Two World Trade Center
  New York, NY 10048
FMR Corp....................................................  5,401,145(2)             8.41%
  82 Devonshire Street
  Boston, MA 02109-3614
Sanford C. Bernstein & Co., Inc.............................  5,069,294(3)              7.9%
  One State Street Plaza
  New York, NY 10004-1545
Leon G. Cooperman...........................................  3,431,800(4)              5.3%
Individually and as Managing Director
  of Omega Associates
  One Post Office Square
  Boston, MA 02109

---------------

(1) Of the total Shares shown, the nature of beneficial ownership is as follows: sole voting power 0; shared voting power 5,368,018; sole dispositive power 0; and shared dispositive power is 5,424,968. The foregoing ownership information is based upon information furnished to the Company on behalf of Morgan Stanley Dean Witter & Co. as of February 4, 2000.
(2) Of the total Shares shown, the nature of beneficial ownership is as follows: sole voting power 478,495; shared voting power 0; sole dispositive power 5,401,145; and shared dispositive power 0. The foregoing ownership information is based upon information furnished to the Company on behalf of FMR Corp as of February 14, 2000.
(3) Of the total Shares shown, the nature of beneficial ownership is as follows: sole voting power 3,069,149; shared voting power 389,133; sole dispositive power 5,069,294; and shared dispositive power 0. The foregoing ownership information is based upon information furnished to the Company on behalf of Sanford C. Bernstein & Co. as of February 8, 2000.
(4) Of the total Shares shown, the nature of beneficial ownership is as follows: sole voting power 2,312,400; shared voting power 1,119,400; sole dispositive power 2,312,400; and shared dispositive power 1,119,400. The foregoing ownership information is based upon information furnished to the Company on behalf of Leon G. Cooperman as of February 11, 2000.

Compliance with Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons owning more than 10 percent of the Company's Common Stock to file with the SEC and the New York Stock Exchange initial reports of ownership of Common Stock and other equity securities of the Company on Form 3 and reports of changes in such ownership on Forms 4 or 5. Directors, executive officers and greater than 10 percent Shareholders are required to furnish the Company with copies of all Section 16(a) reports they file.

To the Company's knowledge, based solely on a review of copies of the reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 1999, with the exception of an inadvertent late filing of Mr. Corliss J. Nelson's Form 3 when he first joined the Company, the Company's directors and executive officers complied with all applicable Section 16(a) filing requirements.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Company's Board of Directors (the "Committee") is composed of five independent, non-employee directors of the Company. No such director is an officer of the Company or any of its subsidiaries. No executive officer of the Company serves on the compensation committee of another entity whose executive officer serves on the Compensation Committee of the Company or whose executive officer serves as a director of the Company. In addition, no executive officer of the Company serves as a director of another entity who has an executive officer serving on the Compensation Committee of the Company. The Committee administers the Company's executive policies and programs and regularly reports to the Board of Directors, including decisions regarding Mr. Burns' and Mr. Swienton's compensation.

The Company's goal is to attract, retain, motivate and reward executive management through competitive compensation policies, while aligning executive interests with Shareholder interests.

EVALUATION OF EXECUTIVE PERFORMANCE

It is the Committee's belief that variable, at-risk compensation, both annual and long-term, should comprise a significant portion of executive compensation, to be earned only if specific financial goals are met. As a result, in 1999, a substantial portion of the targeted compensation of Mr. Burns and the other named executive officers was at risk.

In addition to reviewing the internal effectiveness of the Company's executive compensation programs, the Committee continuously evaluates whether the programs remain externally competitive. The Committee evaluates each element of the program in light of the compensation practices and financial performance of a comparative group of similar companies with which the Company must compete in hiring and retaining executives. The Committee believes that these companies are the most appropriate comparison group for purposes of compensation decisions. As a result, the companies surveyed by the Committee for executive compensation data are not the same as the peer group index used in the five-year stock performance graph included in this Proxy Statement. In addition to evaluating compensation of similar companies, the Company also uses general survey information when reviewing its compensation practices.

Survey data is analyzed by management and Frederic W. Cook & Co. and Watson Wyatt Worldwide independent compensation consultants retained by the Company. Results are referenced by the Committee to aid in setting total compensation for the Company's executive officers within the median range for this compensation peer group.

STOCK OWNERSHIP GUIDELINES

To further underscore the importance of linking executive and Shareholder interests, in 1993 the Company established formal stock ownership guidelines for all executive officers of the Company. The Chief Executive Officer of the Company must own a minimum of the equivalent of two times annual base salary in Company stock and executive officers of the Company must own a minimum of the equivalent of their base salary in Company stock.

COMPONENTS OF EXECUTIVE COMPENSATION

The Company's executive compensation program consists of three components: (1) base salary; (2) annual cash incentive awards and (3) long-term incentive awards in the form of stock options. Executive officers also receive a range of employee benefits generally available to all employees of the Company. While each element of compensation is reviewed separately, the Committee takes into account the total compensation and benefits package in evaluating the executive compensation program and making compensation decisions. The Committee conducts ongoing analysis of its compensation and believes that the total package represents an attractive compensation and benefits program in line with those of comparable companies.

BASE SALARY

Base salaries for executive officers are believed to be appropriate in light of the scope and responsibilities of each executive officer's position and the importance of that position to the operations of the Company. The Committee believes that salary levels for executive officers should be set in comparison to salary levels at comparable companies with which the Company competes for executive talent.

In making decisions to adjust individual salary levels, the Committee considers Company performance, the executive officer's individual performance and position in the existing salary range, and external comparative data provided by the Company's outside compensation consultants. The Committee, however, does not employ any predetermined formula or assign any particular weight to any individual criterion in making these adjustments. The Committee approves base salaries of executive officers other than Mr. Burns and Mr. Swienton based on Mr. Burns' recommendations and the above criteria. The Committee also reviews Mr. Burns' and Mr. Swienton's base salary and makes a recommendation for any changes in Mr. Burns' and Mr. Swienton's base salary to the Board of Directors.

In 1998, the Company synchronized the timing of base salary increases of executives to a single point during the year. The Committee believes that implementing a common merit increase date for executives has enabled the Committee to compare Company performance to individual performance. In 1999, Mr. Burns received a merit increase of $100,000 to raise his base salary to $825,000.

ANNUAL INCENTIVE AWARDS

No incentive awards were earned for 1999 under the annual incentive award program adopted in 1997 because the Economic Value Added requirements of the incentive compensation program were not met. Limited annual incentive awards were paid, however, on a discretionary basis where individual merit and fairness requirements warranted such payments. Based on the Committee's assessment of the CEO's performance, Mr. Burns' annual incentive award totaled $230,000 for 1999 compared to $450,000 paid for 1998.

LONG-TERM INCENTIVE AWARDS

Under the Ryder System, Inc. 1995 Stock Incentive Plan, stock options may be awarded to executive officers and other key executives of the Company who meet stock ownership guidelines. All awards are at the discretion of the Committee. The size of an individual stock option award is based primarily upon the individual executive's responsibilities and position within the Company. The Committee also considers each executive's current individual performance, potential for promotion and impact on Company performance. Stock option awards are intended to reflect the median level of such awards for comparable positions at peer companies.

The Company has no policy regarding the timing and frequency of stock option awards, although such awards generally have been made on an annual basis to the Company's executive officers and on some occasions upon the hiring of a new executive. In 1999, the Committee made an award of stock options to certain key executives of the Company, including each of the named executive officers.

The Committee does not determine the size of stock option awards by reference to the amount or value of outstanding stock options held by an individual executive officer at the time of the award.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

The Committee has reviewed the Company's executive compensation program in light of Section 162(m) of the Internal Revenue Code as it pertains to the disallowance of deductions for compensation in excess of $1 million to certain executive officers. The Company's 1995 Stock Incentive Plan meets the requirements of Section 162(m), and accordingly, stock options awarded to the Company's executive officers are eligible for the "performance-based" compensation exception. While the annual incentive compensation program is based only on financial performance, the Committee has decided not to submit the Annual Incentive Plan to the Shareholders for 162(m) approval at the Annual Meeting. The Committee believes that preserving its flexibility is in the best interest of the Company and its Shareholders. For 1999, only the Chief Executive Officer received compensation in excess of $1 million as defined by Section 162(m).

Alva O. Way [Chairman], Edward T. Foote II, David I. Fuente, Lynn M. Martin and Paul J. Rizzo

                       COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth the annual and long-term compensation which the Company paid to, or deferred for, those persons who were as of December 31, 1999
(a) the chief executive officer and (b) each of the other four most highly compensated executive officers of the Company (collectively, the "named executive officers") for services rendered in 1999, 1998 and 1997.

                              SUMMARY COMPENSATION

                                                                                                      LONG-TERM
                                                                  ANNUAL COMPENSATION               COMPENSATION
                                                          -----------------------------------   ---------------------
                                                                                                       AWARDS
                                                                                                ---------------------
                                                                                                SECURITIES UNDERLYING
                                                                               OTHER ANNUAL        OPTIONS/LIMITED
                                                          SALARY     BONUS    COMPENSATION(1)           SARS
           NAME AND PRINCIPAL POSITION             YEAR     ($)       ($)           ($)                  (#)
           ---------------------------             ----   ------     -----    ---------------   ---------------------
M. Anthony Burns......  Chairman of the Board      1999   811,944   230,000       53,444               175,000
                        and Chief                  1998   725,000   450,000       68,778                    --
                        Executive Officer          1997   725,000   735,101       75,481               250,000

James B. Griffin......  President --               1999   386,736    95,762        2,087               145,000
                        Ryder Transportation       1998   340,000   215,000        2,994                27,600
                        Services                   1997   334,445   300,000        2,994                59,100

Edwin A. Huston.......  Vice Chairman              1999   473,911   117,289        2,087                37,000
                                                   1998   460,000   237,258        2,994                23,800
                                                   1997   460,000   381,333        2,994                58,600

Corliss J. Nelson.....  Senior Executive Vice      1999   266,667   400,000        2,087               100,000
                        President -- Finance and   1998        --        --           --                    --
                        Chief Financial Officer    1997        --        --           --                    --

Gregory T. Swienton...  President and Chief        1999   254,167   500,000        2,087               250,000
                        Operating Officer          1998        --        --           --                    --
                                                   1997        --        --           --                    --


                                                        ALL OTHER
                                                     COMPENSATION(2)
           NAME AND PRINCIPAL POSITION                     ($)
           ---------------------------               ---------------
M. Anthony Burns............................             151,121
                                                         155,084
                                                          94,659

James B. Griffin............................              47,963
                                                          48,640
                                                          27,596

Edwin A. Huston.............................              95,008
                                                          99,691
                                                          31,982

Corliss J. Nelson...........................             331,658
                                                              --
                                                              --

Gregory T. Swienton.........................             306,785
                                                              --
                                                              --

---------------

(1) This column represents amounts reimbursed for the payment of income taxes on certain perquisites provided to these executive officers. Other perquisites and personal benefits furnished to the named executive officers, other than Mr. Burns in 1999, 1998 and 1997, do not meet the disclosure thresholds established under SEC regulations and are not included in this column. Of the 1999, 1998 and 1997 amounts shown for Mr. Burns, $24,392, $37,377 and $47,333, respectively, represent the incremental cost to the Company for his personal use of the Company aircraft. The balance of the 1999, 1998 and 1997 amounts shown for Mr. Burns includes a car allowance, a tax planning allowance and other perquisites.
(2) This column is composed of : (a) contributions to the 401(k) Plan for Mr. Burns in the amounts of $3,200, $3,200 and $2,400, for 1999, 1998 and 1997,
    respectively; for Mr. Griffin in the amounts of $3,200, $3,200 and $2,400 for 1999, 1998 and 1997, respectively; for Mr. Huston in the amounts of $3,200, $3,200 and $2,400 for 1999, 1998 and 1997, respectively; for Mr.
    Nelson in the amounts of $0 for 1999, 1998 and 1997; for Mr. Swienton in the amount of $0 for 1999, 1998 and 1997; (b) contributions to the Deferred Compensation Plan for Mr. Burns in the amounts of $22,039, $26,002 and $5,438 for 1999, 1998 and 1997, respectively; for Mr. Griffin in the amounts of $8,835, $9,600 and $0 for 1999, 1998 and 1997; for Mr. Huston in the
    amounts of $11,023, $13,627 and $3,450 for 1999, 1998 and 1997,
    respectively; for Mr. Nelson in the amounts of $0 for 1999, 1998 and 1997; for Mr. Swienton in the amounts of $0 for 1999, 1998 and 1997; (c) dollar value of premiums for compensatory split-dollar insurance payments for Mr. Burns in the amounts of $117,744, $117,744 and $78,683 for 1999, 1998 and
    1997, respectively; for Mr. Griffin in the amounts of $31,388, $31,388 and $20,946 for 1999, 1998 and 1997, respectively; for Mr. Huston in the amounts of $69,951, $72,030 and $15,298 for 1999, 1998 and 1997, respectively; for
    Mr. Nelson in the amounts of $27,378, $0 and $0 for 1999, 1998 and 1997, respectively; for Mr. Swienton in the amounts of $40,392, $0 and $0 for 1999, 1998 and 1997, respectively; (d) premiums paid under the Supplemental Long-Term Disability Insurance Plan for Mr. Burns in the amounts of $8,138 for 1999, 1998 and 1997; for Mr. Griffin in the amounts of $4,540, $4,452 and $4,250 for 1999, 1998 and 1997, respectively; for Mr. Huston in the amounts of $10,834 for 1999, 1998 and 1997; for Mr. Nelson in the amounts of $8,009, $0 and $0 for 1999, 1998 and 1997, respectively; for Mr. Swienton in the amounts of $5,668, $0 and $0 for 1999, 1998 and 1997, respectively; (e) relocation expenses paid for Mr. Nelson in the amount of $96,271 in 1999 and Mr. Swienton in the amount of $60,725 in 1999; (f) Sign-on Bonus for Mr. Nelson and Mr. Swienton was $200,000 each in 1999.

SEVERANCE AGREEMENTS

The Company has entered into severance agreements with each executive officer, including the named executive officers, and other key employees of the Company and its subsidiaries, which provide that if the Company terminates the employment of an executive for reasons other than death, disability or cause the Company will provide the executive with a multiple of salary and bonus ranging from a maximum of three times salary and a total of three times bonus for the highest level executive to a minimum of 0.5 times salary and, for each year of service, one month bonus (subject to a maximum of 12 months bonus) for lower level executives, as well as various benefits and perquisites, net of taxes. In the event of a termination of employment which triggers the provisions of a severance agreement, Mr. Burns would be entitled to three times salary and a total of three times bonus, Messrs. Swienton and Nelson would be entitled to three times salary and a total of two times bonus.

Mr. Griffin's employment with the Company was terminated on March 15, 2000. Pursuant to the terms of his severance agreement, Mr. Griffin will continue to receive his salary and other perquisites for a period of thirty-six (36) months. In addition, Mr. Griffin received a lump sum payment in the amount of $317,368 as a tenure-related bonus at the time of his termination of employment, and has received an additional payment of $682,489. Mr. Huston's employment status with the Company changed on January 31, 2000. He continues to serve as Vice Chairman on a transitional basis. As part of his transition, he received a lump sum payment of $320,054 as a tenure-related bonus and an additional payment of $356,569 on January 31, 2000. In addition, Mr. Huston will continue to receive his salary and other perquisites for a period of thirty-six (36) months.

                                 OPTION GRANTS

The following table provides information regarding the grant of stock options to the named executive officers in fiscal year 1999. The table includes the potential realizable value of the stock options granted in 1999, assuming annual compound appreciation of the underlying Share price at rates of 5 percent and 10 percent, as required by the SEC, and 0 percent from the date the stock options were granted over the full option term of 10 years. (These values are listed in the column headed "Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option/Limited SAR Term.")

                 OPTION/LIMITED SAR GRANTS IN FISCAL YEAR 1999

                                     INDIVIDUAL GRANTS
--------------------------------------------------------------------------------------------      POTENTIAL REALIZABLE
                                           % OF TOTAL                                                  VALUE(4) AT
                        NUMBER(1) OF     OPTIONS/LIMITED                                         ASSUMED ANNUAL RATES OF
                         SECURITIES       SARS GRANTED                                        STOCK PRICE APPRECIATION FOR
                         UNDERLYING      TO EMPLOYEES IN     EXERCISE                            OPTION/LIMITED SAR TERM
                       OPTIONS/LIMITED     FISCAL YEAR        PRICE                           -----------------------------
        NAME            SARS GRANTED          1999         PER SHARE(2)   EXPIRATION DATE(3)  0%        5%          10%
        ----           ---------------   ---------------   ------------   ------------------  ---   ----------   ----------
M. Anthony Burns.....      175,000             7.0%           $27.031      February 17, 2009  $0    $2,974,972   $7,539,163
James B. Griffin.....      145,000             5.8%           $27.031      February 17, 2009   0     2,464,977    6,246,735
Edwin A. Huston......       37,000             1.5%           $27.031      February 17, 2009   0       628,994    1,593,994
Corliss J. Nelson....      100,000             4.0%           $26.156         April 14, 2009   0     1,644,956    4,168,641
Gregory T.
  Swienton...........      250,000            10.1%           $25.969          June 13, 2009   0     4,082,910   10,346,895

---------------

(1) Stock options and Limited SAR grants generally vest in annual installments over three to five years commencing with the first anniversary of the date of grant. Each named officer who received a grant of stock options received Limited SARs equal to the number of Shares subject to such stock option. The numbers given reflect an option with a tandem Limited SAR as a single unit. Grants to each of the named executives were made under the 1995 Stock Incentive Plan.
(2) Represents fair market value as of date of grant.
(3) 10 years from date of grant.
(4) If the 5 percent or 10 percent annual compound stock price appreciation shown in the table were to occur, the price of the stock for the February 1999 grant would be $44.03 or $70.11, respectively, on February 17, 2009, the April 1999 grant would be $42.61 or $67.84, respectively, on April 14, 2009, and the June 1999 grant would be $42.30 or $67.36 respectively, on June 13, 2009. The appreciation in the market value of the Company's Common Stock from the date of the grant would be $1,009,695,101 and $2,558,765,627 respectively, for the February 1999 grant, $977,011,026 and $2,475,937,765 respectively, for the April 1999 grant, and $970,025,973 and $2,458,236,268 respectively, for the June 1999 grant. The appreciation during this period realized by the five named executive officers from these stock options would be 0.60 percent (February 1999), 0.17 percent (April 1999) and 0.42 percent (June 1999), of the gain to all Shareholders. The use of the 5 percent and 10 percent rates as required by the SEC is not intended by the Company to forecast possible future appreciation of the Company's Common Stock.

         AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

The following table provides information, with respect to the named executive officers, regarding the exercise of options during fiscal year 1999 and unexercised options held as of the end of fiscal year 1999.

    AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1999 AND FISCAL YEAR-END 1999
                                 OPTION VALUES

                                                                NUMBER OF SECURITIES
                                                               UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                OPTIONS/LIMITED SARS         IN-THE-MONEY OPTIONS AT
                                                              AT FISCAL YEAR-END 1999        FISCAL YEAR-END 1999(1)
                               SHARES ACQUIRED    VALUE     ----------------------------   ---------------------------
            NAME                 ON EXERCISE     REALIZED   EXERCISABLE    UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----               ---------------   --------   -----------    -------------   -----------   -------------
M. Anthony Burns.............         0             $0        712,286         266,667       $715,710          $0
James B. Griffin.............         0              0        155,760         242,600         16,908           0
Edwin A. Huston..............         0              0        194,186          81,514              0           0
Corliss J. Nelson............         0              0              0         100,000              0           0
Gregory T. Swienton..........         0              0              0         250,000              0           0

---------------

(1) Amounts reflecting gains on outstanding stock options based on a fair market value of $23.9688 for the Common Stock, as determined by using the average of the high and low price on December 31, 1999. As no change in control of the Company has occurred, the tandem Limited SARs had no calculable value at such date.

                                PENSION BENEFITS

The Company covers substantially all regular full-time employees who are not covered by plans administered by labor unions or plans sponsored by a subsidiary or division of the Company under the Ryder System, Inc. Retirement Plan (the "Retirement Plan"). Benefits payable under the Retirement Plan are based on an employee's career earnings with the Company and its subsidiaries. At normal retirement age of 65, a participant is entitled to a monthly pension benefit payable for life. The annual pension benefit, when paid in the form of a life annuity with no survivor's benefits, is generally equal to the sum of 1.45 percent of the first $15,600 of compensation and bonus received, plus 1.85 percent of the portion of such compensation and bonus in excess of $15,600, during each such year while a Retirement Plan member. Accrued benefits under the Retirement Plan have been improved from time to time.

Retirement Plan benefits vest at the earlier of the completion of five years of credited service or upon reaching age 65, provided, however, that in the event of a change of control of the Company, all participants will be fully vested and the term "accrued benefit" will include the value of early retirement benefits for any participant age 45 or above or with 10 or more years of service. These benefits are not subject to any reduction for Social Security benefits or other offset amounts. An employee's pension benefits may be paid in certain alternative forms having actuarially equivalent values.

The maximum annual benefit under a qualified pension plan is currently $130,000 beginning at the Social Security retirement age. The maximum compensation and bonus that may be taken into account in determining annual retirement accruals is currently $160,000. The Company maintains a non-qualified, unfunded benefit plan, called the Benefit Restoration Plan (the "Restoration Plan"), which covers those participants of the Retirement Plan whose benefits are reduced by the Internal Revenue Code or other United States laws. A participant in the Restoration Plan is entitled to a benefit equaling the difference between the amount of benefits the participant is entitled to without reduction and the amount of benefits the participant is entitled to after the reductions.

The table below sets forth annual pension benefit projections assuming each named executive officer remains continuously employed by the Company at current compensation levels until retirement at the normal retirement date or age.

                   ESTIMATED ANNUAL BENEFITS AT RETIREMENT(1)
                     (IN THE FORM OF A SINGLE LIFE ANNUITY)

M. Anthony Burns...........................................  $673,221
James B. Griffin...........................................  $391,511
Edwin A. Huston............................................  $352,085
Corliss J. Nelson..........................................  $135,659
Gregory T. Swienton........................................  $261,918

In addition to the Retirement Plan, the Company maintains the Split Dollar Life Insurance Plan for the benefit of each named executive officer and certain other key executives. This Plan provides participants with additional life insurance. The Company pays all costs equal to the premiums on the life insurance acquired prior to retirement. The participant owns the policy but must assign a portion of the policy's cash surrender value and death benefits to the Company. In the event of death prior to normal retirement, the participant's beneficiary will receive three times the participant's annual base salary offset by the Company-wide group term life insurance policy. In the event a participant ceases to be employed by the Company prior to the participant's normal retirement date, the participant has the right to purchase the policy from the Company for an amount equal to the premiums the Company has paid on the policy. Assuming normal retirement dates, the Company will be repaid, from the cash surrender value of the policy, an amount equal to the aggregate net premiums paid on the policy or its collateral interest in the policy. The participant will have projected post-retirement life insurance coverage equal to 50 percent of the life insurance coverage immediately prior to retirement.
---------------

(1)These amounts include benefits under the Retirement Plan and the Restoration Plan combined.

                               STOCK PERFORMANCE
                     COMPARISON OF 5 YEAR CUMULATIVE RETURN
 AMONG RYDER SYSTEM, INC., S&P 500 INDEX & DOW JONES TRANSPORTATION 20 INDEX(1)

                                                                                                                DOW JONES
                                                   RYDER SYSTEM, INC.             S&P 500 INDEX          TRANSPORTATION 20 INDEX
                                                   ------------------             -------------          -----------------------
1994                                                     100.00                      100.00                      100.00
1995                                                     112.79                      137.62                      136.27
1996                                                     128.29                      167.91                      155.54
1997                                                     151.35                      225.05                      230.31
1998                                                     122.67                      288.00                      225.70
1999                                                     118.19                      348.59                      215.48

---------------

(1)Assumes for comparison that the value of the Company's Common Stock and of each index was $100 on December 31, 1994 and that all dividends were reinvested. Past performance is not necessarily an indicator of future results.

                              COST OF SOLICITATION

The cost of solicitation of proxies, including expenses in connection with the preparation and mailing of this Proxy Statement, will be borne by the Company. The Company has retained D. F. King & Co., Inc. to aid in the solicitation of proxies. For their services, D. F. King & Co., Inc. will receive a fee estimated at $18,000 plus reimbursement of reasonable out-of-pocket expenses. The Company does not otherwise expect to pay any compensation for the solicitation of proxies, but will reimburse brokers and nominees for their reasonable expenses for sending proxy material to principals and obtaining their proxies. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone or other means of communication.

                    SUBMISSION OF SHAREHOLDER PROPOSALS FOR
                            THE 2001 ANNUAL MEETING

Pursuant to SEC regulations, in order to be included in the Company's Proxy Statement for the 2001 Annual Meeting, Shareholder proposals must be received at the principal office of the Company, 3600 N.W. 82nd Avenue, Miami, Florida 33166, Attention: Secretary, no later than November 24, 2000, and must meet all other SEC requirements. In addition, the Company's By-Laws provide that any Shareholder who desires either to bring a Shareholder proposal before an annual meeting or to present a nomination for director at an annual meeting must give advance notice to the Company regarding the proposal or nominee. The By-Laws require that written notice be delivered to the Secretary of the Company not less than 90 days prior to the date of the annual meeting at which the proposal or nomination is to be presented and contain certain information regarding the Shareholder desiring to present a proposal or make a nomination, as the case may be. A copy of the By-Laws is available upon request from the Secretary of the Company.

                                      RYDER SYSTEM, INC.

                                      /s/ Vicki A. OMeara

                                      Vicki A. O'Meara
                                      Executive Vice President,
                                      General Counsel and Secretary

March 24, 2000
Miami, Florida

                                                                      APPENDIX A

                               RYDER SYSTEM, INC.

1995 STOCK INCENTIVE PLAN

1. PURPOSE.

The purpose of this Plan is to enable the Company to recruit and retain those key executives most responsible for the Company's continued success and progress, and by offering comparable incentives, to compete with other organizations in attracting, motivating and retaining such executives, thereby furthering the interests of the Company and its shareholders by giving such executives a greater personal stake in and commitment to the Company and its future growth and prosperity.

2. DEFINITIONS.

For the purpose of this Plan:

     (a) The term "Award" shall mean and include any Stock Option, SAR, Limited SAR, Performance Unit or Restricted Stock Right granted under this Plan.

     (b) During the three (3) year period following a Change of Control, the term "cause" as used in Section 7 and Section 14(a) of this Plan with respect to any Stock Option shall mean (i) an act or acts of fraud, misappropriation or embezzlement on the Grantee's part which result in or are intended to result in his personal enrichment at the expense of the Company, (ii) conviction of a felony, (iii) conviction of a misdemeanor involving moral turpitude, or (iv) willful failure to report to work for more than thirty (30) continuous days not supported by a licensed physician's statement, all as determined only by a majority of the Incumbent Board or the Committee, as the case may be.

     (c) A "Change of Control" shall be deemed to have occurred if:

          (i) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) (a "Person") becomes the beneficial owner, directly or indirectly, of twenty percent (20%) or more of the combined voting power of RSI's outstanding voting securities ordinarily having the right to vote for the election of directors of RSI; provided, however, that for purposes of this subparagraph (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition by any employee benefit plan or plans (or related trust) of RSI and its subsidiaries and affiliates or (B) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subparagraph (iii) of this Section 2(c); or

          (ii) the individuals who, as of August 18, 1995, constituted the Board of Directors of RSI (the "Board" generally and as of August 18, 1995 the "Incumbent Board") cease for any reason to constitute at least two-thirds (2/3) of the Board, provided that any person becoming a director subsequent to August 18, 1995 whose election, or nomination for election, was approved by a vote of the persons comprising at least two-thirds (2/3) of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or

          (iii) there is a reorganization, merger or consolidation of RSI (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of RSI's outstanding Common Stock and outstanding voting securities ordinarily having the right to vote for the election of directors of RSI immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities ordinarily having the right to vote for the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns RSI or all or substantially all of RSI's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of

     RSI's outstanding Common Stock and outstanding voting securities ordinarily having the right to vote for the election of directors of RSI, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan or plans (or related trust) of RSI or such corporation resulting from such Business Combination and their subsidiaries and affiliates) beneficially owns, directly or indirectly, 20% or more of the combined voting power of the then outstanding voting securities of the corporation resulting from such Business Combination and (C) at least two-thirds (2/3) of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (iv) there is a liquidation or dissolution of RSI approved by the shareholders; or

          (v) there is a sale of all or substantially all of the assets of RSI.

If a Change of Control occurs and if a Grantee's employment is terminated prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by the Grantee that such termination of employment (A) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (B) otherwise arose in connection with or in anticipation of a Change of Control, a Change of Control shall be deemed to have retroactively occurred on the date immediately prior to the date of such termination of employment.

     (d) The term "Code" shall mean the Internal Revenue Code of 1986 as it may be amended from time to time.

     (e) The term "Committee" shall mean the Compensation Committee of the Board of Directors of RSI constituted as provided in Section 5 of this Plan.

     (f) The term "Common Stock" shall mean the common stock of RSI as from time to time constituted.

     (g) The term "Company" shall mean RSI and its Subsidiaries.

     (h) The term "Disability" shall mean total physical or mental disability of a Grantee as determined by the Committee upon the basis of such evidence as the Committee in its discretion deems necessary and appropriate.

     (i) The term "Employee" shall mean a full-time salaried employee of RSI or any Subsidiary (which term shall include salaried officers).

     (j) The term "Fair Market Value" shall mean, with respect to the Common Stock, the mean between the highest and lowest sale price for shares as reported by the composite transaction reporting system for securities listed on the New York Stock Exchange on the date as of which such determination is being made or on the most recently preceding date on which there was such a sale.

     (k) The term "Grantee" shall mean an Employee who is selected by the Committee to receive an Award under this Plan and in the case of a deceased Employee shall mean the beneficiary of the Employee.

     (l) The term "Incentive Stock Option" shall mean a Stock Option granted under this Plan or a previously granted Stock Option that is redesignated by the Committee as an Incentive Stock Option which is intended to constitute an incentive stock option within the meaning of Section 422(b) of the Code.

     (m) The term "Limited SAR" shall mean a Limited Stock Appreciation Right granted by the Committee pursuant to Section 9 of this Plan.

     (n) The term "Non-employee Director" shall mean any person who qualifies as a non-employee director as defined in Rule 16b-3, as promulgated under the 1934 Act, or any successor definition.

     (o) The term "Non-qualified Stock Option" shall mean a Stock Option granted under this Plan which is not intended to qualify under Section 422(b) of the Code.

     (p) The term "Offer" shall mean any tender offer or exchange offer for Shares, other than one made by the Company, including all amendments and extensions of any such Offer.

     (q) The term "Option" shall mean any stock option granted under this Plan.

     (r) The term "Performance Goals" shall have the meaning set forth in
Section 10(c) of this Plan.

     (s) The term "Performance Period" shall have the meaning set forth in
Section 10(d) of this Plan.

     (t) The term "Performance Units" shall mean Performance Units granted by the Committee pursuant to Section 10 of this Plan.

     (u) The term "Plan" shall mean the Ryder System, Inc. 1995 Stock Incentive Plan as the same shall be amended.

     (v) The term "Price" shall mean, upon the occurrence of a Change of Control, the excess of the highest of:

          (i) the highest closing price of the Common Stock reported by the composite transaction reporting system for securities listed on the New York Stock Exchange within the sixty (60) days preceding the date of exercise;

          (ii) the highest price per share of Common Stock included in a filing made by any Person on any Schedule 13D pursuant to Section 13(d) of the 1934 Act as paid within the sixty (60) days prior to the date of such report; and

          (iii) the value of the consideration to be received by the holders of Common Stock, expressed on a per share basis, in any transaction referred to in subparagraph (iii), (iv) or (v) of Section 2(c), with all noncash consideration being valued in good faith by the Incumbent Board; over the purchase price per Share at which the related Option is exercisable as applicable, except that Incentive Stock Options and, if and to the extent required in order for the related Option to be treated as an Incentive Stock Option, SARs and Limited SARs granted with respect to Incentive Stock Options, are limited to the spread between the Fair Market Value of Common Stock on the date of exercise and the purchase price per Share at which the related Option is exercisable.

     (w) The term "Restricted Period" shall have the meaning set forth in
Section 11(a) of this Plan.

     (x) The term "RSI" shall mean Ryder System, Inc.

     (y) The term "Restricted Stock Rights" shall mean a Restricted Stock Right granted by the Committee pursuant to Section 11 of this Plan.

     (z) The term "Retirement" shall mean retirement under the provisions of the various retirement plans of the Company (whichever is appropriate to a particular Grantee) as then in effect, or in the absence of any such retirement plan being applicable, as determined by the Committee.

     (aa) The term "SAR" shall mean a Stock Appreciation Right granted by the Committee pursuant to the provisions of Section 8 of this Plan.

     (bb) The term "Shares" shall mean shares of the Common Stock and any shares of stock or other securities received as a result of the adjustment provided for in Section 12 of this Plan.

     (cc) The term "Spread" with respect to a SAR shall have the meaning set forth in Section 8(b) of this Plan, and with respect to a Limited SAR, the meanings set forth in Sections 9(c) and 9(d) of this Plan.

     (dd) The term "Stock Option" shall mean any stock option granted under this Plan.

     (ee) The term "Subsidiary" shall mean any corporation, other than RSI, or other form of business entity more than fifty percent (50%) of the voting interest of which is owned or controlled, directly or indirectly, by RSI and which the Committee designates for participation in this Plan.

     (ff) The term "Termination Date" shall mean the date that a Grantee ceases to be employed by RSI or any Subsidiary for any reason; provided, however, it shall mean the end of any severance period applicable to a Grantee with respect to any Non-qualified Stock Options held by such Grantee.

     (gg) The term "Year" shall mean a calendar year.

3. SHARES OF STOCK SUBJECT TO THIS PLAN.

     (a) Subject to the provisions of Paragraph (b) of this Section 3, no more than 3,300,000 Shares shall be issuable pursuant to grants under this Plan. Shares issued pursuant to this Plan may be either authorized but unissued or reacquired Shares purchased on the open market or otherwise.

     (b) In the event any Stock Option or Restricted Stock Right expires or terminates unexercised or any Restricted Stock Right is forfeited or cancelled, the number of Shares subject to such Stock Option or Restricted Stock Right shall again become available for issuance under this Plan, subject to the provisions of Sections 7(a), 8(a), 9(b) and 10(i) of this Plan.

     (c) No Grantee shall be eligible to receive any Stock Option or series of Stock Options covering, in the aggregate, more than 800,000 Shares during the term of this Plan.

4. PARTICIPATION.

Awards under this Plan shall be limited to key executive Employees selected from time to time by the Committee.

5. ADMINISTRATION.

This Plan shall be administered by the Compensation Committee of the Board of Directors of RSI which shall consist of two or more members of the Board of Directors, each of whom shall be a Non-employee Director. All members of the Committee shall be "outside directors" as defined or interpreted for purposes of
Section 162(m) of the Code. The Committee shall have plenary authority, subject to the express provisions of this Plan, to (i) select Grantees; (ii) establish and adjust Performance Goals and Performance Periods for Performance Units;
(iii) determine the nature, amount, time and manner of payment of Awards made under this Plan, and the terms and conditions applicable thereto; (iv) interpret this Plan; (v) prescribe, amend and rescind rules and regulations relating to this Plan; (vi) determine whether and to what extent Stock Options previously granted under this Plan shall be redesignated as Incentive Stock Options and, in this connection, amend any Stock Option Agreement or make or authorize any reports or elections or take any other action to the extent necessary to implement the redesignation of any Stock Option as an Incentive Stock Option, provided that any redesignation of a previously granted Stock Option as an Incentive Stock Option shall not be effective unless and until consented to by the Grantee; and (vii) make all other determinations deemed necessary or advisable for the administration of this Plan. The Committee's determination on the foregoing matters shall be conclusive. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee without a meeting, shall be the acts of the Committee.

6. AWARDS.

Subject to the provisions of Section 3 of this Plan, the Committee shall determine Awards taking into consideration, as it deems appropriate, the responsibility level and performance of each Grantee. The Committee may grant the following types of Awards: Stock Options pursuant to Section 7 hereof, SARs pursuant to Section 8 hereof, Limited SARs pursuant to Section 9 hereof, Performance Units pursuant to Section 10 hereof and Restricted Stock Rights pursuant to Section 11 hereof. Unless otherwise determined by the Committee, a Grantee may not be granted in any Year both (i) a Restricted Stock Right and
(ii) a Stock Option, SAR, Limited SAR or Performance Unit.

7. STOCK OPTIONS.

     (a) The Committee from time to time may grant Stock Options either alone or in conjunction with and related to SARs, Limited SARs and/or Performance Units to key executive Employees selected by the Committee as being eligible therefor. The Stock Options may be of two types, Incentive Stock Options and Non-qualified Stock Options. Each Stock Option shall cover such number of Shares and shall be on such other terms and conditions not inconsistent with this Plan as the Committee may determine and shall be evidenced by a Stock Option Agreement setting forth such terms and conditions executed by the Company and the Grantee. The Committee shall determine the number of Shares subject to each Stock Option. The number of Shares subject to an outstanding Stock Option shall be reduced on a one for one basis to the extent that any related SAR, Limited SAR or Performance Unit is exercised and such Shares shall not again become available for issuance pursuant to this Plan.

In the case of Stock Options, the aggregate Fair Market Value (determined as of the date of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Employee during any Year under this Plan or any other plan of the Company shall not exceed $100,000. To the extent, if any, that the Fair Market Value of such Common Stock with respect to which Incentive Stock Options are exercisable exceeds $100,000, such Incentive Stock Options shall be treated as separate Non-qualified Stock Options. For purposes of the two immediately preceding sentences of this subparagraph (a), Stock Options shall be taken into account in the order in which they were granted.

     (b) Unless the Committee shall determine otherwise, each Stock Option may be exercised only if the Grantee has been continuously employed by RSI or any Subsidiary for a period of at least one (1) year commencing on the date the Stock Option is granted; provided, however, that this provision shall not apply in the event of a Change of Control.

     (c) Each Stock Option shall be for such term (but, in no event for greater than ten years) and shall be exercisable in such installments as shall be determined by the Committee at the time of grant of the Stock Option.

The Committee may, at any time, provide for the acceleration of installments or any part thereof.

     (d) The price per Share at which Shares may be purchased upon the exercise of a Stock Option shall be determined by the Committee on the grant of the Stock Option, but such price shall not be less than one hundred percent (100%) of the Fair Market Value on the date of grant of the Stock Option. If a Grantee owns (or is deemed to own under applicable provisions of the Code and rules and regulations promulgated thereunder) more than ten percent (10%) of the combined voting power of all classes of the stock of the Company and a Stock Option granted to such Grantee is intended to qualify as an Incentive Stock Option, the Incentive Stock Option price shall be no less than one hundred and ten percent (110%) of the Fair Market Value of the Common Stock on the date the Incentive Stock Option is granted and the term of such Incentive Stock Option shall be no more than five years.

     (e) Except as provided in Paragraphs (h) and (l) of this Section 7, no Stock Option may be exercised unless the Grantee, at the time of exercise, is an Employee and has continuously been an Employee of RSI or any Subsidiary since the grant of such Stock Option. A Grantee shall not be deemed to have terminated his period of continuous employ with RSI or any Subsidiary if he leaves the employ of RSI or any Subsidiary for immediate reemployment with RSI or any Subsidiary.

     (f) To exercise a Stock Option, the Grantee shall (i) give written notice to the Company in form satisfactory to the Committee indicating the number of Shares which he elects to purchase, (ii) deliver to the Company payment of the full purchase price of the Shares being purchased (A) in cash or a certified or bank cashier's check payable to the order of the Company, or (B) with the approval of the Committee, in Shares of the Common Stock having a Fair Market Value on the date of exercise equal to the purchase price, or a combination of the foregoing having an aggregate Fair Market Value equal to such purchase price, and (iii) deliver to the Secretary of the Company such written representations, warranties and covenants as the Company may require under
Section 16(a) of this Plan.

     (g) A Grantee of any Stock Option shall not have any rights as a shareholder until the close of business on the date on which the Stock Option has been exercised.

     (h) Notwithstanding any other provision of this Plan, unless otherwise determined by the Committee prior to a Change of Control, in the event of a Change of Control, each Stock Option not previously exercised or expired under the terms of this Plan shall become immediately exercisable in full and shall remain exercisable to the full extent of the Shares available thereunder, regardless of any installment provisions applicable thereto, for the remainder of its term, unless Section 14(a) of this Plan applies or the Grantee has been terminated for cause, in which case the Stock Options shall automatically terminate as of the Incumbent Board's determination pursuant to Section 14(a) or the Grantee's Termination Date, as appropriate.

     (i) If the Committee so determines prior to or during the thirty (30) day period following the occurrence of a Change of Control, Grantees of Stock Options not otherwise exercised or expired under the terms of this Plan as to which no SARs or Limited SARs are then exercisable may, in lieu of exercising, require RSI to purchase for cash all such Stock Options or portions thereof for a period of sixty (60) days following the occurrence of a Change of Control at the Price specified in Section 2(v).

     (j) Any determination made by the Committee pursuant to Section 7(h) or 7(i) may be made as to all eligible Stock Options or only as to certain of such Stock Options specified by the Committee. Once made, any determination by the Committee pursuant to Section 7(h) or 7(i) shall be irrevocable.

     (k) The Company intends that this Section 7 shall comply with the requirements of Rule 16b-3 under the 1934 Act (the "Rule") during the term of this Plan. Should any provision of this Section 7 not be necessary to comply with the requirements of the Rule, or should any additional provisions be necessary for this Section 7 to comply with the requirements of the Rule, the Committee may amend this Plan or any Stock Option agreement to add to or modify the provisions thereof accordingly.

     (l) Notwithstanding any of the provisions of this Section 7, a Stock Option shall in all cases terminate and not be exercisable after the expiration of the term of the Stock Option established by the Committee. Except as provided in
Section 7(h), Stock Options shall be exercisable after the Grantee ceases to be employed by RSI or any Subsidiary as follows, unless otherwise determined by the
Committee:

          (i) In the event that a Grantee ceases to be employed by RSI or any Subsidiary by reason of Disability or Retirement, (A) any Non-qualified Stock Option not previously exercised or expired shall continue to vest and be exercisable during the three (3) year period following the Grantee's Termination Date, and to the extent it is exercisable at the expiration of such three (3) year period, it shall continue to be exercisable by such Grantee or such Grantee's legal representatives, heirs or legatees for the term of such Non-qualified Stock Option, and (B) any Incentive Stock Option shall, to the extent it was exercisable on the Termination Date, continue to be exercisable by such Grantee or such Grantee's legal representatives, heirs or legatees for the term of such Incentive Stock Option; provided, however, that in order to qualify for the special tax treatment afforded by
     Section 421 of the Code, Incentive Stock Options must be exercised within the three (3) month period commencing on the Termination Date (the exercise period shall be one (1) year in the case of termination by reason of disability, within the meaning of Section 22(e)(3) of the Code). Incentive Stock Options not exercised within such three (3) month period shall be treated as Non-qualified Stock Options.

          (ii) In the event that a Grantee ceases to be employed by RSI or any Subsidiary by reason of death, any Stock Option shall, to the extent it was exercisable on the Termination Date, continue to be exercisable by such Grantee's legal representatives, heirs or legatees for the term of such Stock Option.

          (iii) Except as otherwise provided in subparagraph (i) or (ii) above, in the event that a Grantee ceases to be employed by RSI or any Subsidiary for any reason other than termination for cause, any Stock Option shall, to the extent it was exercisable on the Termination Date, continue to be exercisable for a period of three (3) months commencing on the Termination Date and shall terminate at the expiration of such period; provided, however, that in the event of the death of the Grantee during such three
     (3) month period, such Stock Option shall, to the extent it was exercisable on the Termination Date, be exercisable by the Grantee's personal representatives, heirs or legatees for a period of one (1) year commencing on the date of the Grantee's death and shall terminate at the expiration of such period.

     (m) Except as otherwise provided in Section 7, a Stock Option shall automatically terminate as of the Termination Date, provided that if a Grantee's employment is interrupted by reason of Disability or a leave of absence (as determined by the Committee) the Committee may permit the exercise of some or all of the Stock Options granted on such terms and for such period of time as it shall determine.

8. STOCK APPRECIATION RIGHTS.

     (a) The Committee shall have authority in its discretion to grant a SAR to any Grantee of a Stock Option with respect to all or some of the Shares covered by such Stock Option. Each SAR shall be on such terms and conditions not inconsistent with this Plan as the Committee may determine and shall be evidenced by a SAR Agreement setting forth such terms and conditions executed by the Company and the holder of the SAR. A SAR may be granted either at the time of grant of a Stock Option or at any time thereafter during its term. A SAR may be granted to a Grantee irrespective of whether such Grantee has a Limited SAR. Each SAR shall be exercisable only if and to the extent that the related Stock Option is exercisable. Upon the exercise of a SAR, the related Stock Option shall cease to be exercisable to the extent of the Shares with respect to which such SAR is exercised and shall be considered to have been exercised to that extent for purposes of determining the number of Shares available for the grant of further Awards pursuant to this Plan. Upon the exercise or termination of a Stock Option, the SAR related to such Stock Option shall terminate to the extent of the Shares with respect to which such Stock Option was exercised or terminated.

     (b) The term "Spread" as used in this Section 8 shall mean, with respect to the exercise of any SAR, an amount equal to the product computed by multiplying
(i) the excess of (A) the Fair Market Value per Share on the date such SAR is exercised over (B) the purchase price per Share at which the related Stock Option is exercisable by (ii) the number of Shares with respect to which such SAR is being exercised, provided; however, that the Committee may at the grant of any SAR limit the maximum amount of the Spread to be paid upon the exercise thereof.

     (c) Only if and to the extent required in order for the related Stock Option to be treated as an Incentive Stock Option, a SAR may be exercised only when there is a positive Spread, that is, when the Fair Market Value per Share exceeds the purchase price per Share at which the related Stock Option is exercisable. Upon the exercise of a SAR, the Committee shall pay to the Grantee exercising the SAR an amount equivalent to the Spread. The Committee shall have the sole and absolute discretion to determine whether payment for such SAR will be made in cash, Shares or a combination of cash and Shares, provided, that any Shares used for payment shall be valued at their Fair Market Value on the date of the exercise of the SAR.

     (d) The Company intends that this Section 8 shall comply with the requirements of the Rule during the term of this Plan. Should any provision of this Section 8 not be necessary to comply with the requirements of the Rule or should any additional provisions be necessary for this Section 8 to comply with the requirements of the Rule, the Committee may amend this Plan or any Award agreement to add to or modify the provisions thereof accordingly.

     (e) To exercise a SAR, the Grantee shall (i) give written notice to the Company in form satisfactory to the Committee specifying the number of Shares with respect to which such holder is exercising the SAR and (ii) deliver to the Company such written representations, warranties and covenants as the Company may require under Section 16(a) of this Plan.

     (f) A person exercising a SAR shall not be treated as having become the registered owner of any Shares issued on such exercise until such Shares are issued.

     (g) The exercise of a SAR shall reduce the number of Shares subject to the related Stock Option on a one for one basis.

9. LIMITED SARS.

     (a) The Committee shall have authority in its discretion to grant a Limited SAR to the holder of any Stock Option with respect to all or some of the Shares covered by such Stock Option; provided, however, that in the case of Incentive Stock Options, the Committee may grant Limited SARs only if and to the extent that the grant of such Limited SARs is consistent with the treatment of the Stock Option as an Incentive Stock Option. Each Limited SAR shall be on such terms and conditions not inconsistent with this Plan as the Committee may determine and shall be evidenced by a Limited SAR Agreement setting forth such terms and conditions executed by the Company and the holder of the Limited SAR. A Limited SAR may be granted to a Grantee irrespective of whether such Grantee has a SAR.

     (b) Limited SARs may be exercised only during the sixty (60) day period commencing after the occurrence of a Change of Control.

     Each Limited SAR shall be exercisable only if and to the extent that the related Option is exercisable. Upon the exercise of a Limited SAR, the related Stock Option shall cease to be exercisable to the extent of the Shares with respect to which such Limited SAR is exercised, and the Stock Option shall be considered to have been exercised to that extent for purposes of determining the number of Shares available for the grant of further Awards pursuant to this Plan. Upon the exercise or termination of an Option, the Limited SAR with respect to such Option shall terminate to the extent of the Shares with respect to which the Option was exercised or terminated.

     (c) For any Limited SAR, the term "Spread" as used in this Section 9 shall mean an amount equal to the product computed by multiplying (A) the Price specified in Section 2(v) by (B) the number of Shares with respect to which such Limited SAR is being exercised.

     (d) Only if and to the extent required in order for the related Stock Option to be treated as an Incentive Stock Option, a Limited SAR may be exercised only when there is a positive Spread, that is, when the Fair Market Value per Share exceeds the purchase price per Share at which the related Stock Option is exercisable. Upon the exercise of a Limited SAR, the holder thereof shall receive an amount in cash equal to the Spread.

     (e) Notwithstanding any other provision of this Plan, no SAR or Performance Unit may be exercised with respect to any Stock Option at a time when any Limited SAR with respect to such Stock Option held by the Grantee of such SAR or Performance Unit may be exercised.

     (f) The Company intends that this Section 9 shall comply with the requirements of the Rule during the term of this Plan. Should any provision of this Section 9 not be necessary to comply with the requirements of the Rule, or should any additional provisions be necessary for this Section 9 to comply with the requirements of the Rule, the Committee may amend this Plan or any Award agreement to add to or modify the provisions thereof accordingly.

     (g) To exercise a Limited SAR, the holder shall give written notice to the Company in form satisfactory to the Committee specifying the number of Shares with respect to which he is exercising the Limited SAR.

     (h) The exercise of a Limited SAR shall reduce on a one for one basis the number of Shares subject to the related Stock Option.

10. PERFORMANCE UNITS.

     (a) In conjunction with the granting of Stock Options under this Plan, the Committee may grant Performance Units relating to such Stock Options; provided, however, that in the case of Incentive Stock Options, the Committee may grant Performance Units only if and to the extent that the grant of such Performance Units is consistent with the treatment of the Stock Option as an Incentive Stock Option. Each grant of Performance Units shall cover such number of Shares and shall be on such other terms and conditions not inconsistent with this Plan as the Committee may determine and shall be evidenced by a Performance Unit Agreement setting forth such terms and conditions executed by the Company and the Grantee of the Performance Units. The number of Performance Units granted shall be equal to a specified number of Shares subject to the related Stock Options. The Committee shall value such Units to the extent that Performance Goals are achieved; provided, however, that in no event shall the value per Performance Unit exceed one hundred and fifty percent (150%) of the purchase price per Share at which the related Stock Option is exercisable.

     (b) The Committee shall have full and final authority to establish Performance Goals for each Performance Period on the basis of such criteria, and the attainment of such objectives, as the Committee may from time to time determine. In setting Performance Goals, the Committee may take into consideration such matters which it deems relevant and such financial and other criteria including but not limited to projected cumulative compounded rate of growth in earnings per Share and average return on equity. During any Performance Period, the Committee shall have the authority to adjust Performance Goals for the Performance Period as it deems equitable in recognition of extraordinary or nonrecurring events experienced by the Company during the Performance Period including, but not limited to, changes in applicable accounting rules or principles or changes in the Company's methods of accounting during the Performance Period or significant changes in tax laws or regulations which affect the financial results of the Company.

     (c) The term "Performance Goals" as used in this Section 10 shall mean the performance objectives established by the Committee for the Company for a Performance Period for the purpose of determining if, as well as the extent to which, a Performance Unit shall be earned.

     (d) The term "Performance Period" as used in this Section 10 shall mean the period of time selected by the Committee (which period shall be not more than five nor less than three years) commencing on January 1 of the Year in which the grant of Performance Units is made, during which the performance of the Company is measured for the purpose of determining the extent to which Performance Units have been earned.

     (e) Performance Units shall be earned to the extent that Performance Goals and other conditions established in accordance with Paragraph (b) of this
Section 10 are met. The Company shall promptly notify each Grantee of the extent to which Performance Units have been earned by such Grantee. A Performance Unit may be exercised only during the period following such notice and prior to expiration of the related option. Performance Units which have been earned shall be paid after exercise by the Grantee pursuant to Paragraph (h) of this Section
10. The Committee shall have the sole and absolute discretion to determine whether payment for such Performance Unit will be made in cash, Shares or a combination of cash and Shares, provided that any Shares used for payment shall be valued at their Fair Market Value on the date of the exercise of the Performance Unit.

     (f) Unless otherwise determined by the Committee, in the event that a Grantee of Performance Units ceases to be employed by RSI or any Subsidiary during the term of the related Stock Option, the Performance Units held by him shall be exercisable only to the extent the related Stock Option is exercisable and shall be forfeited to the extent that the related Stock Option was not exercisable on the Termination Date.

     (g) The Company intends that this Section 10 shall comply with the requirements of Section 16(b) of the 1934 Act and the rules thereunder, as from time to time in effect, including the Rule. Should any provision of this Section 10 not be necessary to comply with the requirements of said Section 16(b) and the rules thereunder or should any additional provision be necessary for this
Section 10 to comply with the requirements of Section 16(b) and the rules thereunder, the Committee may amend this Plan or any Award agreement to add to or modify the provisions thereof accordingly.

     (h) To exercise Performance Units, the Grantee shall give written notice to the Company in form satisfactory to the Committee addressed to the Secretary of the Company specifying the number of Shares with respect to which he is exercising Performance Units.

     (i) The exercise of Performance Units shall reduce on a one for one basis the number of Shares subject to the related Stock Option.

11. RESTRICTED STOCK RIGHTS.

     (a) The Committee from time to time may grant Restricted Stock Rights to key executive Employees selected by the Committee as being eligible therefor, which would entitle a Grantee to receive a stated number of Shares subject to forfeiture of such Rights if such Grantee failed to remain continuously in the employ of RSI or any Subsidiary for the period stipulated by the Committee (the "Restricted Period").

     (b) Restricted Stock Rights shall be subject to the following restrictions and limitations:

          (i) The Restricted Stock Rights may not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of;

          (ii) Except as otherwise provided in Paragraph (d) of this Section 11, the Restricted Stock Rights and the Shares subject to such Restricted Stock Rights shall be forfeited and all rights of a Grantee to such Restricted Stock Rights and Shares shall terminate without any payment of consideration by the Company if the Grantee fails to remain continuously as an Employee of RSI or any Subsidiary for the Restricted Period. A Grantee shall not be deemed to have terminated his period of continuous employment with RSI or any Subsidiary if he leaves the employ of RSI or any Subsidiary for immediate reemployment with RSI or any Subsidiary.

     (c) The Grantee of Restricted Stock Rights shall not be entitled to any of the rights of a holder of the Common Stock with respect to the Shares subject to such Restricted Stock Rights prior to the issuance of such Shares pursuant to this Plan. During the Restricted Period, for each Share subject to a Restricted Stock Right, the Company will pay the holder an amount in cash equal to the cash dividend declared on a Share during the Restricted Period on or about the date the Company pays such dividend to the stockholders of record.

     (d) In the event that the employment of a Grantee terminates by reason of death, Disability or Retirement, such Grantee shall be entitled to receive the number of Shares subject to the Restricted Stock Right multiplied by a fraction
(x) the numerator of which shall be the number of days between the date of grant of such Restricted Stock Right and the date of such termination of employment, and (y) the denominator of which shall be the number of days in the Restricted Period, provided, however, that any fractional Share shall be cancelled. If a Grantee's employment is interrupted by reason of Disability or a leave of absence (as determined by the Committee), then the Committee may permit the delivery of the Shares subject to the Restricted Stock Right in such amounts as the Committee may determine.

     (e) Notwithstanding Paragraphs (a) and (b) of this Section 11, unless otherwise determined by the Committee prior to the occurrence of a Change of Control, in the event of a Change of Control all restrictions on Restricted Stock shall expire and all Shares subject to Restricted Stock Rights shall be issued to the Grantees. Additionally, the Committee may, at any time, provide for the acceleration of the Restricted Period and of the issuance of all or part of the Shares subject to Restricted Stock Rights. Any determination made by the Committee pursuant to this Section 11(e) may be made as to all Restricted Stock Rights or only as to certain Restricted Stock

Rights specified by the Committee. Once made, any determination by the Committee pursuant to this Section 11(e) shall be irrevocable.

     (f) When a Grantee shall be entitled to receive Shares pursuant to a Restricted Stock Right, the Company shall issue the appropriate number of Shares registered in the name of the Grantee.

12. DILUTION AND OTHER ADJUSTMENTS.

If there shall be any change in the Shares subject to this Plan or any Award granted under this Plan as a result of merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure, adjustments may be made by the Committee, as it may deem appropriate, in the aggregate number and kind of Shares subject to this Plan or to any outstanding Award, and in the terms and provisions of this Plan and any Awards granted hereunder, in order to reflect, on an equitable basis, any such change in the Shares contemplated by this Section 12. Any adjustment made by the Committee pursuant to this Section 12 shall be conclusive and binding upon the Grantee, the Company and any other related person.

13. SUBSTITUTE OPTIONS.

Incentive and/or Non-qualified Stock Options may be granted under this Plan from time to time in substitution for either incentive or non-qualified stock options or both held by employees of other corporations who are about to become employees of the Company as the result of a merger, consolidation or reorganization of the employing corporation with the Company, or the acquisition by the Company of the assets of the employing corporation, or the acquisition by the Company of stock of the employing corporation as the result of which it becomes a Subsidiary of the Company. The terms and conditions of the Stock Options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted, but, in the event that the option for which a substitute Stock Option is being granted is an incentive stock option, no variation shall adversely affect the status of any substitute Stock Option as an incentive stock option under the Code.

14. MISCELLANEOUS PROVISIONS.

     (a) Notwithstanding any other provision of this Plan, no Stock Option, SAR, Limited SAR or Restricted Stock Right granted hereunder may be exercised nor shall any payment in respect of any Performance Unit granted hereunder be made and all rights of the Grantee thereof, or of the Grantee's legal representatives, heirs or legatees, shall be forfeited if, prior to the time of such exercise or payment, the Committee (or in the event of a Change of Control, the Incumbent Board) determines that the Grantee has (i) used for profit or disclosed confidential information or trade secrets of the Company to unauthorized persons, or (ii) breached any contract with, or violated any legal obligation to, the Company, or (iii) engaged in any other activity which would constitute grounds for termination for cause of the Grantee by the Company. The Committee (or the Incumbent Board) shall give a Grantee written notice of such determination prior to making any such forfeiture. The Committee (or the Incumbent Board) may waive the conditions of this Paragraph in full or in part if, in its sole judgment, such waiver will have no substantial adverse effect upon the Company. The determination of the Committee (or the Incumbent Board) as to the occurrence of any of the events specified above and to the forfeiture, if any, shall be conclusive and binding upon the Grantee, the Company and any other related person.

     (b) The Grantee of an Award shall have no rights as a stockholder with respect thereto, except as otherwise expressly provided in this Plan, unless and until certificates for Shares are issued.

     (c) No Award or any rights or interests therein shall be assignable or transferable by the Grantee except by will or the laws of descent and distribution. During the lifetime of the Grantee, an Award shall be exercisable only by the Grantee or the Grantee's guardian or legal representative.

     (d) The Company shall have the right to deduct from all Awards granted hereunder to be distributed in cash any Federal, state, local or foreign taxes required by law to be withheld with respect to such cash payments. In the case of Awards to be distributed in Shares, the holder or other person receiving such Common Stock shall be required, as a condition of such distribution, either to pay to the Company at the time of distribution thereof the amount of any such taxes which the Company is required to withhold with respect to such Shares or to have the number of the Shares, valued at their Fair Market Value on the date of distribution, to be distributed reduced by an amount equal to the value of such taxes required to be withheld.

     (e) No Employee shall have any claim or right to be granted an Award under this Plan, nor having been selected as a Grantee for one Year, any right to be a Grantee in any other Year. Neither this Plan nor any action taken hereunder shall be construed as giving any Grantee any right to be retained in the employ of RSI or any Subsidiary, and the Company expressly reserves its right at any time to dismiss any Grantee with or without cause.

     (f) The costs and expense of administering this Plan shall be borne by the Company and not charged to any Award nor to any Grantee.

     (g) This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under this Plan, and payment of Awards shall be subordinate to the claims of the Company's general creditors.

     (h) Whenever used in this Plan, the masculine gender shall include the feminine or neuter wherever necessary or appropriate and vice versa and the singular shall include the plural and vice versa.

     (i) With respect to Grantees subject to Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of this Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Moreover, in the event this Plan does not include a provision required by Rule 16b-3 to be stated herein, such provision (other than one relating to eligibility requirements, or the price and amount of Awards) shall be deemed automatically to be incorporated by reference into this Plan insofar as Grantees subject to Section 16 are concerned.

15. INDEMNIFICATION OF THE COMMITTEE.

     Service on the Committee shall constitute service as a director of the Company and members of the Committee shall be entitled to indemnification, advancement of expenses and reimbursement as directors of the Company pursuant to its Restated Articles of Incorporation, By-Laws, resolutions of the Board of Directors of RSI or otherwise.

16. COMPLIANCE WITH LAW.

     (a) Each Grantee, to permit the Company to comply with the Securities Act of 1933, as amended (the "1933 Act"), and any applicable blue sky or state securities laws, shall represent in writing to the Company at the time of the grant of an Award and at the time of the issuance of any Shares thereunder that such Grantee does not contemplate and shall not make any transfer of any Shares to be acquired under an Award except in compliance with the 1933 Act and such Grantee shall enter into such agreements and make such other representations as, in the opinion of counsel to the Company, shall be sufficient to enable the Company legally to issue the Shares without registration thereof under the 1933 Act. Certificates representing Shares to be acquired under Awards shall bear legends as counsel for the Company may indicate are necessary or appropriate to accomplish the purposes of this Section 16.

     (b) If at any time the Committee shall determine that the listing, registration or qualification of the Shares subject to any Award upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of or issuance of Shares under such Award, such Shares shall not be issued unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

17. AMENDMENT OF THE PLAN.

The Committee may at any time (i) terminate this Plan or (ii) modify or amend this Plan in any respect, except that, to the extent required to maintain the qualification of this Plan under Section 16 of the 1934 Act, or as otherwise required to comply with applicable law or the regulations of any stock exchange on which the Shares are listed, the Committee may not, without shareholder approval, (A) materially increase the benefits accruing to Grantees under this Plan, (B) materially increase the number of securities which may be issued under this Plan or (C) materially modify the requirements as to eligibility for participation in this Plan. Should this Plan require amendment to maintain full legal compliance because of rules, regulations, opinions or statutes issued by the SEC, the U.S. Department of the Treasury or any other governmental or governing body, then the Committee or the Board may take whatever action, including but not limited to amending or modifying this Plan, is necessary to maintain such compliance. The termination or any modification or amendment of this Plan shall not, without the consent of any Grantee involved, adversely affect his rights under an Award previously granted to him.

18. EFFECTIVE DATE AND TERM OF THE PLAN.

     (a) This Plan shall become effective on May 5, 1995, subject to the approval of the shareholders of RSI.

     (b) Unless previously terminated in accordance with Section 17 of this Plan, this Plan shall terminate on the close of business on May 4, 2005, after which no Awards shall be granted under this Plan. Such termination shall not affect any Awards granted prior to such termination.

                                                                      APPENDIX B

                                     PROXY

                               RYDER SYSTEM, INC.

                          ANNUAL MEETING - MAY 5, 2000
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby constitutes and appoints M. Anthony Burns, Corliss J. Nelson and Vicki A. O'Meara, and each of them, as true and lawful agents and proxies with full power of substitution in each, to represent the undersigned and to vote as designated below, all the shares of common stock of RYDER SYSTEM, INC., held of record by the undersigned on March 10, 2000, at the Annual Meeting of Shareholders to be held at the Miami Airport Hilton and Towers, 5101 Blue Lagoon Drive, Miami, Florida, on Friday, May 5, 2000 and at any adjournment thereof, on all matters to come before the meeting.

ELECTION OF DIRECTORS. NOMINEES:               COMMENTS: (CHANGE OF ADDRESS)

     (01) M. Anthony Burns, (02) Edward T.     ______________________________
     Foote II, (03) John A. Georges and
     (04) Gregory T. Swienton for a term of    ______________________________
     office expiring at the 2003 Annual
     Meeting.                                  ______________________________
                                               (If you have written on the above
                                               space, please mark the
                                               corresponding box on the reverse
                                               of this card.)

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. HOWEVER, PLEASE SIGN THE CARD IN ANY EVENT SINCE THE PROXY COMMITTEE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

SEE REVERSE         CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
   SIDE                                                                  SIDE

      PLEASE MARK
 [X]  VOTES AS IN
      THIS EXAMPLE.




THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS AND FOR PROPOSALS 2 AND 3 AND AGAINST PROPOSALS 4 AND 5.

                             Directors recommend a vote "FOR"
----------------------------------------------------------------------------------------------
                     FOR      WITHHELD                                  FOR   AGAINST   ABSTAIN

1. Election of       [ ]        [ ]          2. Ratification of an      [ ]     [ ]       [ ]
   Directors.                                   Amendment to the
   (see reverse)                                Ryder System, Inc.
                                                1995 Stock Incentive
                                                Plan.

                                             3. Ratification of KPMG    [ ]     [ ]       [ ]
                                                LLP as auditors.
      ----------------------------------
      For, except vote withheld from the
      nominees(s) listed above
----------------------------------------------------------------------------------------------


                Directors recommend a vote "AGAINST"
-------------------------------------------------------------

                                FOR      AGAINST    ABSTAIN

4. Shareholder Proposal         [ ]        [ ]        [ ]
   relating to Annual Elec-
   tion of all Directors.

5. Shareholder Proposal         [ ]        [ ]        [ ]
   proposing the sale of the
   Company entitled "Maximize
   Value Resolution".

-------------------------------------------------------------

                                                                      Change of Address/     [ ]
                                                                          Comments on
                                                                          Reverse Side


                                                 In their discretion said proxies may vote for a
                                                 new nominee of management, if any nominee has
                                                 become unavailable, and any other matters
                                                 properly coming before the meeting, all as set
                                                 forth in the Notice of Annual Meeting and Proxy
                                                 Statement.

                                                 Please sign exactly as name appears hereon.
                                                 Joint owners should each sign. When signing as
                                                 attorney, executor, administrator, trustee or
                                                 guardian, please give full title as such.

Signature:_______________________ Date: _________ Signature: ____________________ Date:________
